UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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☐	Soliciting Material Pursuant to §240.14a-12
ORBITZ WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2009

Dear Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Orbitz Worldwide, Inc., which will be held on Tuesday, June 2, 2009 at 10:00 a.m., Central time, at The Palmer House Hilton, 17 East Monroe Street, Chicago, Illinois.

Details of the business to be conducted at the Annual Meeting can be found in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. You are encouraged to vote as soon as possible. Please refer to the proxy card or Notice of Internet Availability of Proxy Materials for more information about how to vote your shares at the Annual Meeting.

Sincerely,

Jeff Clarke
Chairman of the Board

GENERAL INSTRUCTIONS
PROPOSAL 1
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
SECURITY OWNERSHIP
PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ORBITZ WORLDWIDE, INC. PERFORMANCE-BASED ANNUAL INCENTIVE PLAN
PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE
PROPOSAL 4 APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN TO AUTHORIZE A STOCK OPTION EXCHANGE PROGRAM
PROPOSAL 5 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SHAREHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS

ORBITZ WORLDWIDE, INC.
500 W. Madison Street
Suite 1000
Chicago, Illinois 60661

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2009

To the Shareholders of Orbitz Worldwide, Inc.:

The Annual Meeting of Shareholders of Orbitz Worldwide, Inc. will be held on Tuesday, June 2, 2009, at 10:00 a.m., Central time, at The Palmer House Hilton, 17 East Monroe Street, Chicago, Illinois, for the following purposes:

1. To elect two directors to our Board of Directors to serve for terms of three years;

2. To approve the amendment and restatement of the Orbitz Worldwide, Inc. Performance-Based Annual Incentive Plan;

3. To approve an amendment to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the “Equity and Incentive Plan”) for purposes of complying with Section 162(m) of the Internal Revenue Code;

4. To approve an amendment to the Equity and Incentive Plan to authorize a stock option exchange program;

5. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009; and

6. To transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 6, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, we encourage you to vote your shares as soon as possible. If you have requested and/or received a paper copy of the proxy materials by mail, you may sign, date and mail the included proxy card in the envelope provided. If your shares are registered in the name of a broker, bank, broker-dealer or similar organization, you may also be able to vote your shares electronically over the Internet or by telephone. It is important that your shares be represented at the Annual Meeting, whether your holdings are large or small. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the Annual Meeting.

By Order of the Board of Directors

James P. Shaughnessy
Secretary

April 22, 2009

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on June 2, 2009

Our Proxy Statement and 2008 Annual Report are available on our Investor Relations website (http://phx.corporate-ir.net/phoenix.zhtml?c=212312&p=proxy).

You may also request hard copies of these documents free of charge by writing to:
Investor Relations, Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661

ORBITZ WORLDWIDE, INC.
500 W. Madison Street
Suite 1000
Chicago, Illinois 60661

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2009

GENERAL INSTRUCTIONS

We prepared this Proxy Statement in connection with the solicitation by the Board of Directors (the “board”) of proxies for the Annual Meeting of Shareholders of Orbitz Worldwide, Inc. (the “Company”) to be held on Tuesday, June 2, 2009, at 10:00 a.m., Central time, at The Palmer House Hilton, 17 East Monroe Street, Chicago, Illinois, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

This Proxy Statement is being mailed or otherwise furnished to our shareholders on or about April 22, 2009. In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), we have sent a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders that hold their shares through brokers, banks, broker-dealers or similar organizations. The Notice contains instructions on how shareholders can access our proxy materials through the Internet and how shareholders can request electronic or paper copies if desired. If your shares are held by a broker, bank, broker-dealer or similar organization in its name for your benefit (in “street name”), the Notice will be forwarded to you by the broker, bank, broker-dealer or similar organization. As the beneficial owner, you have the right to direct the broker, bank, broker-dealer or similar organization holding the shares how to vote the shares. If you are a beneficial owner, you may vote the shares electronically over the Internet or by telephone by following the instructions in the Notice or by mail by requesting a paper proxy card to complete.

Shareholders whose shares are registered directly in their names with our transfer agent are considered shareholders of record and will receive proxy materials and a proxy card directly from our transfer agent in the mail. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the Annual Meeting. If you are a shareholder of record, please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting.

The costs of the solicitation of proxies, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, and this Proxy Statement, will be paid by us. Solicitation will be primarily through the use of the mail and the use of the Internet, but our officers, directors and regular employees may solicit proxies personally or by telephone without additional remuneration for such activity. We may reimburse brokers, banks, broker-dealers and other similar organizations holding shares in their names for the benefit of beneficial owners for the cost of forwarding proxy materials to, and obtaining proxies from, those beneficial owners.

You may revoke your proxy prior to its exercise, by executing and delivering a later dated proxy, by delivering written notice of the revocation of the proxy to our corporate secretary prior to the Annual Meeting, or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless you revoke your proxy before the Annual Meeting, the shares represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the shareholder’s directions. If you are a beneficial owner, you must contact the organization that holds the shares on your behalf to change your vote.

Shares Outstanding and Voting Rights

As of April 6, 2009, 83,366,216 shares of our common stock, par value $0.01 per share (“common stock”), were outstanding. Our common stock constitutes our only outstanding class of voting securities. Only shareholders of record as of the close of business on April 6, 2009 (the “record date”) are entitled to receive notice of, and to vote at, the Annual Meeting. Holders of our common stock are entitled to one vote for each share held. Holders of our common stock do not have cumulative voting rights with respect to the election of directors.

Quorum and Required Vote

Quorum.  Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except to adjourn it until a later time. The holders of a majority of the issued and outstanding shares of our common stock on the record date, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the Annual Meeting will determine the number of shares of our common stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote.  If a quorum is present, directors are elected by a plurality of all of the votes cast, in person or by proxy. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Abstentions and broker non-votes have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

As for the other proposals, if a quorum is present and a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposals are voted in favor of approving the amendment and restatement of the Orbitz Worldwide, Inc. Performance-Based Annual Incentive Plan, approving the amendment to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the “Equity and Incentive Plan”) for purposes of complying with Section 162(m) of the Internal Revenue Code, approving an amendment to the Equity and Incentive Plan to authorize a stock option exchange program and approving the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, then all of these proposals will be approved. Therefore, for the purpose of the vote on these proposals, abstentions will have the effect of a no vote and broker non-votes will have no effect on the outcome of these proposals.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will vote on the nomination of two directors to be elected for three-year terms expiring at the 2012 Annual Meeting. The board is divided into three classes, denominated as Class I, Class II and Class III. Members of each class hold office for staggered three-year terms. The terms of the Class II directors expire on the date of the 2009 Annual Meeting. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below as nominees. In the event any of the nominees should become unable to serve as a director, proxies may be voted for another nominee recommended by the board.

Under our certificate of incorporation, until Travelport Limited (“Travelport”) ceases to beneficially own at least 33% of the votes entitled to be cast by our outstanding common stock, the prior written consent of Travelport is required for any change in the number of directors on the board, the determination of the members of the board, and the filling of newly created vacancies on the board. As of the date hereof, Travelport, through one of its wholly-owned subsidiaries, TDS Investor (Luxembourg) S.à r.l., beneficially owns over 33% of our outstanding common stock. See “Security Ownership — Security Ownership by Certain Other Beneficial Owners” below.

Directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast.

Nominees for Election at the 2009 Annual Meeting.

The following table sets forth certain information with respect to the director nominees, all of whom are currently Class II board members.

Name	Age	Principal Occupation and Other Information

William J.G. Griffith, IV	37	Mr. Griffith is a General Partner of Technology Crossover Ventures, a private equity and venture capital firm (“TCV”), where he focuses exclusively on information technology opportunities. Prior to joining TCV in 2000, Mr. Griffith was an associate at The Beacon Group, a private equity firm that was acquired by JP Morgan Chase in 1999. Prior to The Beacon Group, Mr. Griffith worked at Morgan Stanley. Mr. Griffith serves on the boards of directors of several privately held companies including Travelport Limited, 2Wire, Whitepages.com, Adknowledge and Tiny Prints. Mr. Griffith earned his Bachelor of Arts degree in Engineering and History from Dartmouth College and an M.B.A. from the Graduate School of Business at Stanford University. Mr. Griffith was elected to the board in July 2007, and his current term expires with the 2009 Annual Meeting.

Barney Harford	37	Mr. Harford is our President and Chief Executive Officer and also serves as a director and as a member of the executive committee of the board. Prior to joining the Company and the board in January 2009, Mr. Harford served in a variety of roles at Expedia, Inc. from 1999 to 2006. From 2004 to 2006, he served as President of Expedia Asia Pacific. Prior to 2004, Mr. Harford served as Senior Vice President of Air, Car & Private Label and led Expedia’s corporate development, strategic planning and investor relations functions. He joined Expedia in 1999 as a product planner. Mr. Harford currently serves on the board of directors of GlobalEnglish Corporation, LiquidPlanner, Inc. and Orange Hotel Group. He holds an M.B.A. from INSEAD and a Master of Arts degree in Natural Sciences from Clare College, Cambridge University. Mr. Harford’s term as a director expires with the 2009 Annual Meeting.

The board recommends a vote FOR approval of the director nominees.

The following tables set forth certain information with respect to our directors who are not up for election at the 2009 Annual Meeting.

Class III Directors — Terms Expire in 2010.

Name	Age	Principal Occupation and Other Information

Jeff Clarke	47	Mr. Clarke is President and Chief Executive Officer of Travelport Limited, having served in that role since May 2006, and a member of the Travelport board of directors. From April 2004 to May 2006, Mr. Clarke was Chief Operating Officer of the software company CA, Inc. (formerly Computer Associates Inc.). From 2002 through November 2003, Mr. Clarke was Executive Vice President, Global Operations at Hewlett Packard Company. Before then, Mr. Clarke joined Compaq Computer Corporation in 1998 and held several positions, including Chief Financial Officer, from 2001 until the time of Compaq’s merger with Hewlett Packard Company in 2002. From 1985 to 1998, Mr. Clarke held several financial, operational and international management positions with Digital Equipment Corporation. Mr. Clarke is a member of the boards of directors of Red Hat, Inc., UTStarcom, Inc. and the Transatlantic Business Dialogue and serves on the Executive Committee of the World Travel and Tourism Council and the Geneseo Foundation Board of Directors, which is the charitable foundation for State University of New York at Geneseo. Mr. Clarke holds a Bachelor of Arts degree in Economics from the State University of New York at Geneseo and an M.B.A. from Northeastern University. Mr. Clarke joined the board in June 2007 and serves as the Chairman of the board and as a member of the executive committee.
Jill A. Greenthal	52	Ms. Greenthal is a Senior Advisor in the Private Equity Group of The Blackstone Group. Prior to January 2007, Ms. Greenthal was a Senior Managing Director in the Corporate Advisory Services Group of The Blackstone Group and had served in this role since September 2003. Prior to joining The Blackstone Group in 2003, from October 2000 to September 2003, Ms. Greenthal was Co-Head of the Global Media Investment Banking Group, a Member of the Executive Board of Investment Banking, and Co-Head of the Boston Investment Banking office of Credit Suisse First Boston. Ms. Greenthal currently serves on the board of directors of Akamai Technologies, Inc., Freedom Communications, Inc., The Weather Channel and Universal Orlando. Ms. Greenthal also serves on the Investment Committee at Noble and Greenough School and the Women’s Executive Council of Dana-Farber Cancer Institute and is a Trustee of Simmons College. Ms. Greenthal graduated from Simmons College and received an M.B.A. from Harvard Business School. Ms. Greenthal was elected to the board in July 2007.

Name	Age	Principal Occupation and Other Information

Paul C. (“Chip”) Schorr, IV	41	Mr. Schorr is a Senior Managing Director in the Private Equity Group of The Blackstone Group where he principally concentrates on investments in technology. Before joining The Blackstone Group in 2005, Mr. Schorr was a Managing Partner of Citigroup Venture Capital in New York where he was responsible for the firm’s technology/telecommunications practice and was involved in transactions involving Fairchild Semiconductor, ChipPAC, Intersil, AMI Semiconductor, Worldspan and NTelos. He had been with Citigroup Venture Capital for nine years. Mr. Schorr received his M.B.A. with honors from Harvard Business School and a BSFS, magna cum laude, from Georgetown University’s School of Foreign Service. He is a member of the boards of directors of Travelport Limited (Chairman of the Board), Freescale Semiconductor, Inc. and Intelenet. Mr. Schorr is also a member of the board of Jazz at Lincoln Center. Mr. Schorr was elected to the board in July 2007 and is a member of the executive committee.

Class I Directors — Terms Expire in 2011.

Name	Age	Principal Occupation and Other Information

William C. Cobb	52	Mr. Cobb retired from eBay, Inc. in early 2008. Between November 2000 and March 2008, Mr. Cobb held several senior management positions at eBay, including Senior Vice President, Global Marketing and Senior Vice President and General Manager of eBay International, and most recently as President, eBay North America. From July 1997 to February 2000, he served as Senior Vice President of International Marketing for Tricon Global Restaurants (now known as YUM! Brands, Inc.). From August 1995 to July 1997, Mr. Cobb served as Senior Vice President and Chief Marketing Officer for Pizza Hut, Inc., a division of YUM! Brands. Prior to that, he held various senior marketing roles with Pepsi-Cola and Frito Lay. Mr. Cobb serves on the advisory board of the Kellogg School of Management at Northwestern University and is also a member of the boards of directors of Pacific Sunwear of California Inc., Och-Ziff Capital Management Group LLC and the non-profit Bay Harbor Foundation. Mr. Cobb holds a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Cobb joined the board in July 2008 and is a member of the audit and compensation committees.

Name	Age	Principal Occupation and Other Information

Richard P. Fox	61	Mr. Fox has served as a consultant and outside board member since 2001 to entrepreneurs and the financial services industry. He was President and Chief Operating Officer of CyberSafe Corporation from 2000 to 2001, responsible for the overall financial services and operations of the company. Prior to joining CyberSafe, Mr. Fox was Chief Financial Officer and a member of the board of directors of Wall Data, Incorporated. Mr. Fox spent 28 years at Ernst & Young LLP, last serving as Managing Partner of its Seattle office. He serves on the board of directors of PREMERA, a Blue Cross managed-care provider, Univar Inc., an international chemical distribution company, and Flow International (NASDAQ: FLOW), a machine tool manufacturer, and several private equity financed technology companies. In addition, he serves as a member of the Board of Trustees of the Seattle Foundation and is on the Board of Visitors of the Fuqua School of Business at Duke University. Mr. Fox received a Bachelor of Arts degree in Business Administration from Ohio University and an M.B.A. from the Fuqua School of Business at Duke University. He is a Certified Public Accountant. Mr. Fox joined the board in March 2008 and is chair of the audit committee and a member of the compensation committee.
Jaynie Miller Studenmund	54	Ms. Studenmund is corporate director and advisor, building on over 25 years of executive management experience across a diverse set of business environments, including start-ups, rapid growth, turnarounds and mergers and acquisitions in the Internet and financial services businesses. Today, Ms. Studenmund sits on the boards of eHarmony.com, Inc. and several funds for Western Asset Management. From January 2001 to January 2004, Ms. Studenmund was Chief Operating Officer of Overture Services, Inc., the creator of paid search, during which time Overture was acquired by Yahoo, Inc. From February 2000 to January 2001, she was President and Chief Operating Officer of PayMyBills.com, a bill management company. Before becoming an executive in the Internet business, Ms. Studenmund had a career in financial services, primarily at First Interstate Bank of California, now Wells Fargo, where from 1985 to 1996, Ms. Studenmund served in various positions, including Executive Vice President, Head of Retail Banking, and Chief Marketing Officer. From 1996 to 1998, Ms. Studenmund was the Executive Vice President and Head of Retail Banking at Great Western and then Home Savings, both of which were sold to Washington Mutual. Ms. Studenmund holds an M.B.A. from Harvard Business School and a Bachelor of Arts degree from Wellesley College. Ms. Studenmund has been a member of the board since July 2007 and is chair of the compensation committee and is a member of the audit committee.

CORPORATE GOVERNANCE

General

Our business and affairs are managed under the direction of the board. Our certificate of incorporation and by-laws specify that the board shall consist of not fewer than three, nor more than fifteen, members. In June 2008, we increased the number of members on the board from seven to eight, and the board appointed Mr. Cobb to serve as a Class I director to fill the newly-created membership on the board. We currently have eight directors. The board has an audit committee, a compensation committee and an executive committee.

Controlled Company

The board has determined, in its business judgment, that the Company is, and has elected to cause the Company to be treated as, a “controlled company,” as defined in Section 303A of the rules of the New York Stock Exchange (the “NYSE”), based on the voting control of affiliates of The Blackstone Group, L.P. (“The Blackstone Group”), which beneficially owned, directly and indirectly, approximately 55.2% of our outstanding common stock as of the record date. See “Security Ownership — Security Ownership by Certain Other Beneficial Owners” below. Accordingly, we are exempt from certain requirements of the NYSE corporate governance rules, including the requirements that we have a majority of independent directors on the board, the requirement that we have a nominating and corporate governance committee, and the requirement that the compensation and/or nominating and corporate governance committees of the board have written charters addressing certain specified matters. In the event we cease to be a controlled company within the meaning of these rules, we would then be required to comply with these provisions after the transition periods specified by the NYSE.

Independence of Directors

Our Corporate Governance Guidelines provide that once we cease to qualify as a “controlled company” under the NYSE corporate governance rules, and after any permissible phase-in period, the board will have a majority of independent directors. No director will be deemed independent unless the board affirmatively determines that the director has no material relationship with us directly or as an officer, shareholder or partner of an organization that has a relationship with us. The board reviews annually the relationships that each director has with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). Following that review, only those directors who the board affirmatively determines have no material relationship with us will be considered independent directors, subject to any additional qualifications prescribed under the NYSE corporate governance rules or under applicable law. The board may adopt and disclose categorical standards to assist it in determining director independence but currently does not have any categorical standards other than those expressly set forth in the NYSE corporate governance rules. In the event that a director becomes aware of any changes in circumstances that may result in the director no longer being considered independent under the NYSE corporate governance rules or under applicable law, the director is required to promptly inform the board.

The board has determined, in its business judgment, that Ms. Studenmund and Messrs. Cobb and Fox are each independent within the meaning of the NYSE corporate governance rules and the rules of the SEC, as currently in effect, and have no other material relationships with us that could interfere with her or his ability to exercise independent judgment. Ms. Greenthal and Messrs. Clarke, Griffith, Harford and Schorr are not considered independent under these rules.

Board Meetings

The board held thirteen meetings during fiscal year 2008. All directors attended at least 75% of the aggregate number of these meetings and of meetings of the board committees on which they served in fiscal year 2008. At least one regularly scheduled meeting of the board is held each fiscal quarter.

Committees of the Board of Directors

The members of the committees of the board are identified in the following table.

Director	Audit	Compensation	Executive

Jeff Clarke			Chair
William C. Cobb	Member	Member
Richard P. Fox	Chair	Member
Barney Harford			Member
Paul C. Schorr, IV			Member
Jaynie Miller Studenmund	Member	Chair

Audit Committee.  The audit committee assists the board in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The audit committee held ten meetings in fiscal year 2008.

The audit committee:

•	reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

•	has discretion to appoint annually our independent registered public accounting firm (subject to certain contractual requirements requiring us to select an accounting firm designated by Travelport), to evaluate its independence and performance and to set clear hiring policies for employees or former employees of the independent registered public accounting firm.

The audit committee is also responsible for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons, as defined by the rules of the SEC.

The audit committee is currently comprised of Ms. Studenmund and Messrs. Cobb and Fox (Chair), each of whom is “independent” under the NYSE corporate governance rules and Rule 10A-3(b)(1)(iv)(A) under the Securities Exchange Act of 1934, as amended. The board has determined that each of Ms. Studenmund and Messrs. Cobb and Fox meets the financial literacy requirements of the NYSE and that Mr. Fox qualifies as an “audit committee financial expert,” as that term is defined by the rules of the SEC.

Compensation Committee.  The compensation committee reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our executive officers and employees. The compensation committee oversees our compensation and employee benefit plans and practices, including our executive compensation, incentive-compensation and equity-based plans. The compensation committee also reviews and discusses with management our compensation discussion and analysis (“CD&A”) and prepares the Compensation Committee Report included in this Proxy Statement as required by the rules of the SEC. The compensation committee currently is comprised of Ms. Studenmund (Chair) and Messrs. Cobb and Fox, each of whom is “independent” under the NYSE corporate governance rules, a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee held ten meetings in fiscal year 2008. A description of the Company’s processes and procedures for the consideration and determination of executive compensation is included in the section entitled “Executive Compensation — Compensation Discussion and Analysis” below.

Executive Committee.  Our executive committee assists the board when certain action is required between full board meetings. The actions that the executive committee can take are those which have been specifically delegated to it by resolution of the full board. The members of the executive committee consist of Messrs. Clarke (Chair), Harford and Schorr. The executive committee did not hold any meetings in fiscal year 2008.

Director Selection Procedures

Because we are a controlled company under NYSE rules, we are exempt from the standard provisions of the NYSE corporate governance rules requiring a nominating and corporate governance committee, and it is the board’s view that establishing a nominating and corporate governance committee is not therefore necessary at this time for us to establish and implement effective corporate governance principles. The entire board is currently responsible for nominating members for election to the board and for filling vacancies on the board that may occur between annual meetings of shareholders. The board identifies and screens candidates for board membership. When identifying candidates, the board considers advice and recommendations from others as it deems appropriate.

The board is responsible for assessing the appropriate balance of criteria required of board members. The board applies several criteria in selecting nominees. At a minimum, the board considers (a) whether each nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of our business and affairs and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors that the board may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with us and independence from management and us. The board also may seek to have the directors who represent a diversity of backgrounds and experience.

Under our certificate of incorporation, until Travelport ceases to beneficially own at least 33% of the votes entitled to be cast by our outstanding common stock, the prior written consent of Travelport is required for any change in the number of directors on the board, the determination of the members of the board, and the filling of newly created vacancies on the board.

The board will consider candidates recommended by shareholders in the same manner it considers other candidates. In considering candidates submitted by shareholders, the board will take into consideration the needs of the board and the qualifications of the candidate. Our by-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; however, in the event that the annual meeting of shareholders is called for a date that is not within 30 days before or after that anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting of shareholders was made, whichever occurs first. The procedure for shareholder nominations for the 2009 Annual Meeting was governed by this proviso. Shareholder nominations for the 2010 Annual Meeting must be received by March 3, 2010 (but not earlier than February 1, 2010). Shareholder nominations for the election of directors at a special meeting must be received by our corporate secretary no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth some information related to the shareholder giving the notice, including:

•	the name and record address of that shareholder;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder;

•	a description of all arrangements or understandings between that shareholder and any other person in connection with the nomination and any material interest of that shareholder in the nomination; and

•	a representation that the shareholder is a holder of record of our stock entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring that nomination before the meeting;

and, as to each person whom the shareholder proposes to nominate for election as a director:

•	the name, age, business and residence addresses, and the principal occupation and employment of the person;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended.

Attendance at Annual Meetings of Shareholders

Although we have no formal policy regarding directors’ attendance at annual meetings of shareholders, we encourage all of our directors to attend our annual shareholder meetings. However, from time to time, other commitments may prevent all directors from attending our annual meeting. Three of the seven directors then comprising the board, including the chairman of the board, attended our 2008 annual meeting of shareholders.

Communications with Directors

If a shareholder has any concern, question or complaint regarding any accounting, auditing or internal controls matters, as well as any issues arising under the Orbitz Worldwide, Inc. Code of Business Conduct and Ethics or other matters that he or she wishes to communicate with the board, the non-management directors as a group, or any individual director, the shareholder can write to any of these groups or individuals c/o Orbitz Worldwide, Inc., Attention: Chairman, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661. From time to time, the board may change the process for shareholder communication with the board or its members. Please refer to the corporate governance page of our Investor Relations website at http://www.orbitz-ir.com for any changes in this process.

Whistleblowing Access

The board has established a means for employees, customers, suppliers, shareholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Orbitz Worldwide, Inc. Code of Business Conduct and Ethics or other matters. Any employee, shareholder or other interested party can call 888-761-7678 and submit a report. This number is operational 24 hours a day, seven days a week.

Board Executive Sessions

The non-management directors of the board regularly meet alone without any members of management being present. Mr. Clarke, the chairman of the board, presides as the lead director at these sessions.

Code of Business Conduct

We have adopted the Orbitz Worldwide, Inc. Code of Business Conduct and Ethics (the “Code of Business Conduct”) which applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. In addition, we have adopted a Code of Ethics for our Chief Executive Officer and senior financial officers. The Code of Business Conduct and the Code of Ethics are available on the corporate governance page of our Investor Relations website at http://www.orbitz-ir.com. Amendments to, or waivers from, the Code of Business Conduct applicable to these senior executives will be posted on our website and provided to you without charge upon written request to Orbitz Worldwide, Inc., Attention: Corporate Secretary, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661.

Corporate Governance Policies and Charters

Current copies of the following materials related to our corporate governance policies and practices are available publicly on the corporate governance page of our Investor Relations website at http://www.orbitz-ir.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Executive Committee Charter

•	Code of Business Conduct and Ethics

•	Code of Ethics for the CEO and Senior Financial Officers

You may also obtain copies of the materials above free of charge by written request to our corporate secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation, one of whose executive officers served on the compensation committee or as one of our directors. None of our executive officers served as a director of another corporation, where one of the executive officers of the other corporation served on the compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own ten percent or more of a registered class of our equity securities to file initial reports of beneficial ownership (Form 3) and changes in beneficial ownership (Form 4 or 5) with the SEC. Based on a review of documents in our possession and on written representations from certain of our executive officers and directors that no Form 5s were required, we believe that during fiscal year 2008 all persons filed on a timely basis all reports required by Section 16(a).

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2008 and the report of Deloitte & Touche LLP, our independent registered public accounting firm, on those financial statements with management and Deloitte & Touche LLP, including a review and discussion of the quality, not just the acceptability, of our accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in our financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has reviewed and discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” which supersedes Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the audit committee has discussed with Deloitte & Touche LLP their independence from management and us, and has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has considered whether the services rendered by Deloitte & Touche LLP or its affiliates with respect to tax and non-audit services are compatible with maintaining their independence.

The audit committee has also reviewed and discussed with management and Deloitte & Touche LLP management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the report of Deloitte & Touche LLP on the effectiveness of the Company’s internal control over financial reporting.

The audit committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit. The audit committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board has approved) that our audited financial statements for fiscal year 2008 be included in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The audit committee and the board have also approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Respectfully Submitted By:

The Audit Committee

Richard P. Fox, Chair
William C. Cobb
Jaynie Miller Studenmund

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis outlines our compensation program as it relates to our named executive officers. First, we discuss our executive compensation program philosophy and objectives. Next, we review the process the compensation committee follows in deciding how to compensate our named executive officers. Lastly, we present a detailed discussion and analysis of the compensation program that has been established by the compensation committee for our named executive officers and each of its components.

Executive Compensation Program Philosophy and Objectives

Our primary executive compensation objective is to attract and retain top talent from within the highly competitive global marketplace in order to maximize shareholder value. We seek to recruit and retain individuals who have demonstrated a high level of expertise and who are market leaders in our unique, technology-based industry. Total direct compensation (base salary, annual bonus and long-term incentive compensation) for our named executive officers is generally targeted at the 70th percentile of total direct compensation awarded to named executive officers at companies in our peer group. As further detailed below in “Compensation Program and Components,” our philosophy is pay for performance, which means that a relatively lower portion of total compensation relates to base pay and a relatively higher portion of total compensation relates to incentive pay in order to link executive compensation to our financial and operating performance and total shareholder return.

Our executive compensation philosophy uses a combination of:

•	fixed cash compensation to attract and retain talent, and

•	short-term cash and long-term equity incentives based on the achievement of certain financial performance and other objectives to align, as much as possible, our executive officers’ compensation opportunities with our shareholders’ interests, and to focus our executive officers on the areas that the compensation committee believes are important for the Company’s long-term success in a competitive marketplace.

We also consider individual circumstances related to each named executive officer such as experience, performance and area of responsibility in light of our future business needs and prospects.

Executive Compensation Process

In making executive compensation program decisions, the compensation committee reviews the Company’s executive compensation programs and practices against a peer group, which is comprised of companies of a similar size (based on market capitalization, enterprise value and other metrics), companies in the travel industry (for example, direct competitors and suppliers) and companies against which we commonly compete for talent. Until its April 2008 meeting, the compensation committee used the following peer group in making its executive compensation program decisions. This is the same peer group the compensation committee used in fiscal year 2007 and had been constructed using market data provided by Watson Wyatt, Radford Consulting and Equilar, Inc.:

Company Name

Activision Inc.
Acxiom Corporation
Adobe Systems Incorporated
Alaska Air Group, Inc.
BEA Systems, Inc.
Business Objects S.A.
Cadence Design Systems, Inc.
Checkpoint Systems, Inc.
CMGI, Inc.
CNET Networks Inc.

Company Name (cont.)

Compuware Corporation
E Trade Financial Corporation
Earthlink, Inc.
Ebay Inc.
Expedia, Inc.
Getty Images, Inc.
Google Inc.
GSI Commerce, Inc.
Infospace, Inc.
Monster Worldwide, Inc.
Netflix, Inc.
Novell, Inc.
priceline.com Incorporated
RealNetworks, Inc.
Sabre Holdings Corporation
Starwood Hotel & Resorts Worldwide, Inc.
Synopsys, Inc.
Take-Two Interactive Software, Inc.
United Online, Inc.
Verisign, Inc.
Webex Communications Inc.

In April 2008, the compensation committee engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), to provide advice and recommendations on competitive market practices and specific executive compensation decisions. This engagement also included a review of the companies comprising the peer group. In the course of this review, the compensation committee, with assistance from FWC, established more refined criteria from which to select a list of companies to comprise our peer group. In April 2008, the compensation committee approved a new peer group that consists of internet retail or internet software service companies with related Global Industrial Classification System (GICS) codes, market capitalizations and revenues similar to the Company, as follows:

Company Name

1-800-FLOWERS.COM, Inc.
Ariba, Inc.
Blue Nile, Inc.
Drugstore.com, Inc.
Expedia, Inc.
FTD, Inc.
GSI Commerce, Inc.
Interwoven, Inc.
ModusLink Global Solutions, inc. (formerly CMGI, Inc.)
Netflix, Inc.
NutriSystem, Inc.
Overstock.com, Inc.
PetMed Express, Inc.
priceline.com Incorporated
Stamps.com
United Online, Inc.

The above peer group and studies of peer group data prepared by FWC in June, September and December 2008 were considered by the compensation committee for compensation decisions made during the balance of fiscal year 2008.

For competitive benchmarking purposes, the positions of our named executive officers were compared to their counterpart positions in the peer group, and the compensation levels and equity holding levels for comparable positions in the peer group were examined for guidance in determining the amount of the annual long-term incentive awards granted to our named executive officers in June 2008. The compensation committee also reviewed with FWC the appropriateness of the named executive officers’ severance and change in control arrangements (for further discussion of these arrangements, see “Employment and Severance Arrangements” below).

The compensation committee also reviews tally sheets on a quarterly basis to assess the continuing appropriateness of the value of each item of total compensation both separately and in the aggregate. These tally sheets contain information regarding each named executive officer’s total cash compensation and the current market value of his or her long-term incentive award, as compared to the prior fiscal year and date of grant (in the case of equity awards) and as relative to the market median. In addition, the tally sheets contain information about the payments to which the named executive would be entitled under certain termination scenarios. Market data contained in the tally sheets is provided by FWC.

The compensation committee retains and does not delegate any of its power to determine all matters of executive compensation and benefits, although the Chief Executive Officer and the Senior Vice President of Human Resources (prior to her departure from the Company in May 2008) and Chief Administrative Officer and General Counsel present proposals and recommendations to the compensation committee for its consideration and approval, in particular as it relates to the structure and performance metrics used for the Company’s short-term and long-term incentive award programs (i.e., the Company’s annual cash bonus program and annual equity program). The compensation committee reports to the Board of Directors on the major items covered at each compensation committee meeting, and the Chairman of the Board attends and participates in most compensation committee meetings. FWC has worked directly with the compensation committee (and not on behalf of management) to assist the compensation committee in satisfying its responsibilities and will undertake no projects for management except at the request of the compensation committee chair and in the capacity of the compensation committee’s agent. To date, FWC has not undertaken any projects for management.

Twice a year (generally each January and August), the compensation committee reviews the performance of each named executive officer, including the Chief Executive Officer, based on the achievement of agreed-upon individual and Company performance objectives. For named executive officers other than the Chief Executive Officer, the compensation committee receives performance assessments and compensation recommendations from the Chief Executive Officer in executive session without the presence of the other executive officers. The compensation committee then meets in executive session without the presence of management (including the Chief Executive Officer) to discuss the Chief Executive Officer’s performance and compensation.

Compensation Programs and Components

Our compensation program has three principal components:

•	salary;

•	short-term incentive compensation (bonus awards); and

•	long-term incentive compensation (in the form of stock options, restricted stock, restricted stock units or performance-based restricted stock units).

In addition, we provide other limited perquisites, benefits and severance.

Each component — and why we pay it — is discussed below.

Salary

We believe that any compensation program should have a fixed cash component that supports a reasonable standard of living so that executive officers are prepared to have their incentive compensation at risk. Base pay is generally targeted at the median of the peer group.

Base salaries for our named executive officers reflect each executive officer’s level of experience, responsibilities and expected future contributions to our success. We review base salaries on an annual basis, or as responsibilities change, and we consider factors such as individual and Company performance and the competitive environment in our industry in determining whether salary adjustments are warranted.

Base salaries for the following named executive officers were increased, effective March 1, 2008, based on merit (each having received an “Exceptional” individual performance rating for their superior performance during the second half of fiscal year 2007):

	Former Annual Base Salary	New Annual Base Salary

Marsha C. Williams	$440,000	$462,000
James P. Shaughnessy	$375,000	$393,750

The base salaries for Messrs. Barnhart, Nelson and Sivley and Ms. Wagner did not increase during fiscal year 2008. Each received “On-Track” individual performance ratings in January 2008 and August 2008 (excluding Ms. Wagner who was no longer employed by the Company in August 2008).

Short-Term Incentive Compensation

During fiscal year 2007, we developed an annual cash bonus program designed to provide incentives to our named executive officers based on the satisfaction of adjusted EBITDA and net revenue growth objectives for the applicable bonus plan year (the “Annual Cash Bonus Program”). During the first half of fiscal year 2008, our named executive officers continued to participate in the Annual Cash Bonus Program. Under this program, consistent with our externally reported operating results, we define adjusted EBITDA as net income (loss), plus net interest expense, provision for income taxes and depreciation and amortization, as adjusted to eliminate the effect of certain non-recurring and non-cash items, such as goodwill and intangible asset impairment charges and stock-based compensation expense. The Annual Cash Bonus Program also takes into consideration each named executive officer’s individual performance. Assuming the Company’s EBITDA and net revenue growth objectives are achieved, a named executive officer’s cash bonus may be paid below, at, or above target levels based on his or her individual performance.

In May 2008, we adopted and our shareholders approved the Orbitz Worldwide, Inc. Performance-Based Annual Incentive Plan (the “AIP”). The purpose of the AIP is to motivate performance and to advance our interests by linking selected employee’s (including each named executive officer’s) compensation to our achievement of EBITDA objectives. The AIP is designed to satisfy the conditions of Section 162(m) of the Code and with respect to participating employees, supersedes the Annual Cash Bonus Program commencing with the second half of fiscal year 2008.

Annual Cash Bonus Program — First Half of Fiscal Year 2008

The cash incentive awards for named executive officers under the Annual Cash Bonus Program for the first half of fiscal year 2008 were based on our achievement of established performance goals and the named executive officer’s individual contribution towards the achievement of those goals. For each named executive officer for the first half of fiscal year 2008, his or her cash incentive award was calculated by multiplying the individual’s base salary earned during the period by the individual’s target bonus percentage, and multiplying the result by a Company performance factor (CPF) and an individual performance factor (IPF), as follows:

Bonus = Base Salary x Target x CPF x IPF

The target bonus percentages for each of our named executive officers are generally specified in their employment agreements or employment offer letters and ranged from 50% to 100% of their base salary for the first half of fiscal year 2008. This resulted in target awards at approximately the 65th percentile of target awards for comparable positions in our peer group. The maximum bonus achievable under the Annual Cash Bonus Program for the first half of fiscal year 2008 was 150% of the named executive officer’s base salary during the first half of fiscal year 2008. This maximum bonus, as a percent of base salary, generally approximated the 50th percentile for comparable positions in our peer group.

Company Performance Factor (CPF).  As detailed in the table below, the Company performance factor (CPF) of the bonus payout for the first half of fiscal year 2008 was determined by Company performance against adjusted EBITDA and net revenue targets and was weighted 75% on adjusted EBITDA achievement and 25% on net revenue achievement.

	First Half of Fiscal Year 2008
	Target	Actual	Payout%
	(In millions)

Net Revenue	$441.8	$450.5	111%
Adjusted EBITDA	$58.9	$57.7	83%
Weighted CPF			90%

Individual Performance Factor (IPF).  All of our named executive officers were rated as “On-Track” for the first half of fiscal year 2008 and received individual performance factors of 98% based on the overall rating distribution of all Company employees (including our named executive officers) who participated in the Annual Cash Bonus Program during the first half of fiscal year 2008.

Based on each named executive officer’s target bonus percentage and individual performance factors and the aforementioned Company performance factors, the amounts paid to each of our named executive officers (except Ms. Wagner who departed in February 2008) for the first half of fiscal year 2008 under the Annual Cash Bonus Program are set forth in table below.

	1H08				Bonus	Payout as %
	Earnings	Target Bonus%	CPF%	IPF%	Payout	of Target

Steven D. Barnhart	$250,000	100%	90%	98%	$220,500	88.2%
Marsha C. Williams	$226,769	80%	90%	98%	$160,008	88.2%
Michael J. Nelson	$175,000	75%	90%	98%	$115,763	88.2%
James P. Shaughnessy	$193,269	75%	90%	98%	$127,848	88.2%
Dean S. Sivley	$137,500	50%	90%	98%	$60,637	88.2%

AIP — Second Half of Fiscal Year 2008

Pursuant to the AIP, during each performance period, the compensation committee establishes an incentive pool equal to a percentage of our EBITDA (defined as earnings before interest, taxes, depreciation and amortization) for the respective performance period. Each participating named executive officer is then allocated a percentage of the incentive pool by the compensation committee, provided that in no event may any participant under the AIP be allocated more than 50% of the incentive pool for any given performance period. Irrespective of the pool allocation, under the AIP, the compensation committee retains the ability to reduce a participating named executive officer’s pool allocation in its sole discretion.

During the second half of fiscal year 2008, and within the time required by Section 162(m) of the Code, the compensation committee established an incentive pool equal to seven percent (7%) of our EBITDA for that period. The compensation committee also approved the following allocations of the incentive pool to our named executive officers: Mr. Barnhart — 27%; Ms. Williams — 20%; Mr. Shaughnessy — 16%; Mr. Nelson — 14%; and Mr. Sivley — 8%. During the second half of fiscal year 2008, the Company generated an actual EBITDA loss of approximately $(218) million due primarily to the $297 million goodwill and intangible asset impairment charge recorded during the third fiscal quarter of 2008. As a result, the incentive pool for the second half of fiscal year 2008 did not fund and no payments were made to our named executive officers under the AIP.

Base salary for fiscal year 2008 and short-term incentive compensation payments pursuant to the Annual Cash Bonus Program and AIP for fiscal year 2008 resulted in total cash compensation to our named executive officers generally at the 65th percentile of total cash compensation for comparable positions in our peer group.

Long-Term Incentive Compensation

The principal goal of our long-term incentive compensation plan is to align the interests of our named executive officers and shareholders. In May 2008, our shareholders approved the Equity and Incentive Plan for purposes of compliance with Section 162(m) of the Code and an amendment increasing the number of shares of our common stock reserved for issuance under the Equity and Incentive Plan to 15,100,000. The Equity and Incentive Plan provides for the grant of equity-based awards based on the achievement of performance conditions. During fiscal year 2008, we made long-term incentive awards to our named executive officers in the form of stock options, restricted stock units and performance-based restricted stock units (“PSUs”).

When determining which equity vehicles to grant to our named executive officers in fiscal year 2008, we took into consideration the fact that (i) the stock options that had been granted to our named executive officers at the time of our initial public offering were severely underwater, (ii) stock options alone would not assist us in retaining our named executive officers and (iii) many of the companies in our peer group were granting full value awards. In future years, we may continue to adjust the mix of long-term incentive awards to further increase the use of restricted stock units and reduce the use of stock options to minimize concerns about “overhang” (i.e., dilution) created by outstanding (and underwater) stock options, and to reflect executive compensation trends among our peer group. Nevertheless, we believe that a stock option exchange program approved by the board in fiscal year 2009 is necessary to reduce dilution and restore incentives. See “Proposal 4 — APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN TO AUTHORIZE A STOCK OPTION EXCHANGE PROGRAM.”

The compensation committee generally grants long-term equity-based incentive awards on an annual basis to our named executive officers on a grant date that coincides with one of their pre-scheduled, regular quarterly meetings.

In June of 2008, our named executive officers were granted the following equity-based awards under the Equity and Incentive Plan:

			Performance-Based RSUs
			Minimum	Target	Maximum
	Stock Options	RSUs	Shares	Shares	Shares

Steven D. Barnhart	267,857	26,786	0	80,357	133,928
Marsha C. Williams	178,571	160,714	0	53,571	89,285
Michael J. Nelson	133,929	13,393	0	40,179	66,965
James P. Shaughnessy	107,143	96,428	0	32,143	53,572
Dean S. Sivley	71,429	7,143	0	21,429	35,715

The 2008 annual equity grants were targeted generally at the 75th percentile of our peer group given our retention needs. The figures above include 142,857 and 85,714 restricted stock units that had been granted to Ms. Williams and Mr. Shaughnessy, respectively, to recognize their high level of performance and to specifically address retention concerns in light of the current value of their outstanding equity awards, which prior to the June 2008 grant consisted only of stock options and, unlike the other named executive officers who previously participated in Travelport’s equity program, did not include any full value equity awards.

Stock Options

The exercise price of the stock options is equal to the fair market value of the underlying common stock on the date of grant, which is defined in the Equity and Incentive Plan as the mean between the highest and lowest reported sales price per share of our common stock on the date of grant (or if the date of grant is not a trading day, on the last preceding date on which there was a sale of our common stock). The stock options granted to our named executive officers in fiscal year 2008 vest in four equal installments on the first, second, third and fourth anniversaries of the date of grant, subject to the individual’s continued employment with the Company. However, under the terms of the stock option award agreement entered into with each named executive officer, if the named executive officer is terminated without cause prior to the full vesting of the stock option, then the named executive officer will be credited with one (1) additional year of vesting under the stock option award. Further, if anytime following a change in control, a named executive officer either (i) is terminated without cause or (ii) resigns due to a constructive termination, the stock option will become fully vested and exercisable upon the change in control.

Restricted Stock Units

The restricted stock units granted to our named executive officers in fiscal year 2008 vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to each named executive officer’s continued employment with the Company. However, under the terms of the restricted stock unit award agreement entered into with each named executive officer, if the named executive officer is terminated without cause prior to the complete vesting of the award, then the named executive officer will be credited with one (1) additional year of vesting under the award. Further, if anytime following a change in control, a named executive officer either (i) is terminated without cause or (ii) resigns due to a constructive termination, the restricted stock units will become fully vested upon the change in control.

Performance-Based Restricted Stock Units

The PSUs entitle each named executive officer to receive a certain number of shares of our common stock (or cash equal to the fair market value of such shares of our common stock on the vesting date) based on the satisfaction of certain financial and strategic performance goals, including net revenue growth, adjusted EBITDA margin improvement and the achievement of specified technology milestones, during fiscal years 2008, 2009 and 2010 (the “PSU Performance Period”). The performance conditions also provide that if the Company’s aggregate adjusted EBITDA during the PSU Performance Period does not equal or exceed a certain threshold, each PSU award will be forfeited. Based on the achievement of the performance conditions generally and the required aggregate adjusted EBITDA threshold during the PSU Performance Period, the final settlement of the PSU awards will range between 0 and 166 2/3% of the target shares underlying the PSU awards based on the following objective formula approved by the compensation committee:

Initial PSU Award *

((Revenue Metric Payout * 1/3) + (EBITDA Metric Payout * 1/3) + (Strategic Goals Payout * 1/3))

= Final Settlement in Shares

Revenue Metric Payout.  The Revenue Metric Payout will be determined by calculating the average of our actual annual net revenue as a percentage of target net revenue for each of the fiscal years 2008, 2009 and 2010, with a maximum Revenue Metric Payout of 200%. If the average of our actual annual net revenue as a percentage of target net revenue for each of the three fiscal years is greater than or equal to 104%, the Revenue Metric Payout for the PSU Performance Period will be 200%. If the average for the same period is less than 95%, the Revenue Metric Payout for the PSU Performance Period will be 0%. The table below shows our actual annual net revenue as a percentage of target net revenue for fiscal year 2008.

EBITDA Metric Payout.  The EBITDA Metric Payout will be determined by calculating the average of the difference between our actual annual adjusted EBITDA margin and the target adjusted EBITDA margin for each of the fiscal years 2008, 2009 and 2010, with a maximum EBITDA Metric Payout of 200%. If the average of the difference between our actual annual adjusted EBITDA margin and the target adjusted EBITDA margin for each of the three fiscal years is greater than or equal to 2.0%, the EBITDA Metric Payout for the PSU Performance Period will be 200%. If the average for the same period is less than -1.0%, the EBITDA Metric Payout for the PSU Performance Period will be 0%. The table below shows the difference between our actual annual adjusted EBITDA margin and the target adjusted EBITDA margin for fiscal year 2008.

Strategic Goals Payout.  The Strategic Goals Payout will equal 100% if all of the technology milestones are achieved by the specific dates established by the compensation committee during the PSU Performance Period. If any of the technology milestones are not achieved by the specific dates established by the compensation committee during the PSU Performance Period, the Strategic Goals Payout will be 0%. The table below lists the technology milestones for fiscal year 2008 and whether or not the milestones were satisfied.

In the event a named executive officer’s employment is terminated without cause prior to the vesting of his or her PSU award, the named executive officer’s PSU award will vest in an amount equal to the product of: (a) the final settlement percentage of the PSU award based on the actual satisfaction of the performance goals during the PSU Performance Period and (b) the named executive officer’s relative period of service during the PSU Performance Period. Further, if anytime following a change in control, a named executive officer’s employment is terminated without cause or the named executive officer resigns due to a constructive termination during the PSU Performance Period, the named executive officer’s PSU award will become fully vested and, subject to Section 409A of the Code, settle as soon as reasonably practicable after such termination or resignation at a rate based on the greater of: (a) the actual satisfaction of the performance goals through the most recent fiscal quarter for which financial results were publicly reported prior to the change in control and (b) the target shares underlying the named executive officer’s PSU award.

Earned PSU awards will vest and settle as soon as reasonably practicable after the end of the Performance Period, but in no event later than 75 days after the end of the PSU Performance Period. The PSUs are subject to the additional terms and conditions set forth in the PSU award agreement entered into with each named executive officer. In addition, the compensation committee has retained the right in its sole discretion to reduce or eliminate the vesting of any PSU award.

The following table sets forth the performance goals for the fiscal year 2008 portion of the PSU Performance Period, our actual results relative to the performance goals for fiscal year 2008 and the percentage of target shares that would have settled if the PSU Performance Period was fiscal year 2008 only, without giving effect to the aggregate adjusted EBITDA threshold which must be achieved during the three-year PSU Performance Period:

			Percentage of
			Target/Variance	FY 2008 Payout
	FY 2008 Target	FY 2008 Actual	from Target	Percentage

Net Revenue (Payout: 0-200)%	$900M	$870M	96.7%	50.5%
Adjusted EBITDA Margin (Payout: 0-200)%	16.0%	15.6%	-0.4%	70.0%
Strategic Goals Metric (Payout: 0-100)%	All ebookers country sites (other than France) migrated to global platform; ebookers France site running on global platform in beta; and CheapTickets hotels running beta traffic through the global platform	Achieved	N/A	100%
		Final settlement as a % of target:		73.5%

The foregoing table is for illustrative purposes only. Final settlement of the PSUs and the actual settlement percentage will not be determined until the end of the three-year PSU Performance Period and will be based on the three-year averages for the Revenue Metric Payout and EBITDA Metric Payout and establishment of all technology milestones for the Strategic Goals Payout, subject to the achievement of the aggregate adjusted EBITDA threshold during the three-year PSU Performance Period. Currently, it is our expectation that none of the PSUs will vest and be settled in shares of our common stock based on our projected performance over the remainder of the PSU Performance Period.

On January 6, 2009, Barney Harford became our new President and Chief Executive Officer. Pursuant to his employment agreement, the compensation committee approved a non-qualified stock option grant to Mr. Harford to purchase 3,015,682 shares of our common stock under the Equity and Incentive Plan. When approving this grant, the compensation committee was not aware of the single individual annual award limits contained in the Equity and Incentive Plan, specifically that the Equity and Incentive Plan currently limits the number of shares subject to stock options awarded to a single individual in a single year to no more than 1,000,000 shares.

After becoming aware of these limitations, on April 16, 2009, the compensation committee rescinded 2,015,682 shares from Mr. Harford’s original stock option grant to comply with the individual annual stock option limitation provided under the Equity and Incentive Plan. On April 16, 2009, the compensation committee also approved an award to Mr. Harford of 834,522 restricted stock units under the Equity and Incentive Plan to bring his 2009 compensation more in line with the compensation paid to similarly situated chief executive officers in our peer group. The number of restricted stock units awarded to Mr. Harford is the same number of units he would have been awarded had restricted stock units been awarded on January 6, 2009 with equivalent value to the grant date value of the rescinded stock options. The restricted stock unit award is below the annual limit of 1,000,000 restricted stock units that can be awarded to a single individual in a single year as currently provided for under the Equity and Incentive Plan.

The restricted stock units vest annually over four years, subject to Mr. Harford’s continued employment with the Company, but shall otherwise be subject to the original terms and conditions of the initial non-qualified stock option. The remaining non-qualified stock option to purchase 1,000,000 shares of our common stock continues to remain in effect subject to its original terms and conditions.

In light of these actions and to provide for greater flexibility in determining the size and type of future grants, particularly in the case of new hire grants for key employees of the Company, the compensation committee recommended, and the board approved, subject to shareholder approval, an amendment to the Equity and Incentive Plan, to increase the number of shares of our common stock subject to equity awards that can be granted to a single individual each calendar year from 1,000,000 shares to 5,000,000 shares for the grant of non-qualified stock options and stock appreciation rights and from 1,000,000 shares to 2,500,000 shares for the grant of restricted stock, restricted stock units and other stock-based awards. See “Proposal 3 — APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE.”

For fiscal year 2009, to limit dilution to our shareholders, the compensation committee intends to limit our annual equity grants to a smaller group of key employees. In an effort to enhance our employee retention efforts in the face of the global recession and the decline in our stock price, and to minimize overhang due to the fact that almost all of our stock options are underwater, at the Annual Meeting our shareholders are being asked to approve an amendment to the Equity and Incentive Plan to authorize a stock option exchange program. The compensation committee believes that the stock option exchange program is essential to restore long-term incentives for our employees, particularly those who will not be receiving an annual equity grant in 2009. For further information regarding the proposed stock option exchange, see “Proposal 4 — APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN TO AUTHORIZE A STOCK OPTION EXCHANGE PROGRAM.”

All Other Compensation

We have a limited program of granting perquisites and other benefits to certain of our named executive officers, including, among other items, financial planning, parking and gym memberships. Additionally, at our discretion certain of our named executive officers and/or directors and his or her spouse may be provided travel benefits from one of our airline partners at no cost to the named executive officer, director or the Company. None of our named executive officers receives pension benefits.

Separation and Employment Agreements

See “Employment and Severance Arrangements” below for a description of our employment agreements and severance arrangements with our named executive officers as in effect at the end of fiscal year 2008.

On February 15, 2008, Randy Susan Wagner stepped down from her position as our Chief Marketing Officer. In connection with her departure from the Company and pursuant to terms of her employment agreement with the Company, we entered into an agreement and general release with Ms. Wagner providing for the following payments to Ms. Wagner: (i) a lump sum cash payment equal to one year of her current base annual salary (or $325,000), (ii) a lump sum cash payment equal to her then-current annual target bonus (or $243,750), (iii) a lump sum cash payment equal to her prorated target bonus for the first half of fiscal year 2008 (or $30,639) and (iv) a lump sum cash payment of $56,871 as additional consideration in lieu of any other payments or benefits not set forth in the agreement and general release. In addition, we agreed to subsidize Ms. Wagner’s continuing health care coverage under COBRA for up to twelve (12) months and to provide Ms. Wagner with outplacement benefits. Ms. Wagner’s equity-based awards vested as and to the extent provided in the award agreements related to such awards through February 15, 2008.

On January 6, 2009, Steven D. Barnhart resigned as our President and Chief Executive Officer. He continued to remain our employee for transition purposes until April 6, 2009. In connection with his resignation and pursuant to the terms of his employment agreement with the Company, we entered into a separation agreement with Mr. Barnhart under which we agreed to pay Mr. Barnhart: (i) a pro-rata target bonus for the fiscal year 2009 equal to $8,219, (ii) his base salary and target bonus for twenty-four (24) months (or $2,000,000 in the aggregate) and (iii) a lump sum cash payment equal to $37,890 in exchange for a release of claims. The separation agreement also provides that Mr. Barnhart will receive outplacement benefits pursuant to Company policy. Mr. Barnhart’s equity-based awards vested as and to the extent provided in the award agreements related to such awards through April 6, 2009.

Mr. Harford’s employment agreement with us is described in the section entitled “Employment and Severance Arrangements” below.

Section 162(m)

Favorable accounting and tax treatment of the various elements of our executive compensation program is an important consideration in its design, but is not the sole consideration. Section 162(m) of the Code limits the deductibility of certain items of compensation paid to certain named executive officers to $1,000,000 annually, unless the compensation qualifies as “performance-based compensation” or is otherwise exempt under Section 162(m). To maintain flexibility in compensating our named executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be tax deductible. While we consider the potential impact of Section 162(m) on our compensation decisions, the compensation committee may approve compensation for a named executive officer that does not meet the deductibility requirements of Section 162(m) in order to maintain competitive executive compensation packages and to continue to attract talented leaders.

As noted, awards under the AIP are designed to comply with Section 162(m) and the PSU awards granted in June 2008 comply with all of the Section 162(m) requirements except that the performance goals were set after the applicable time limit for setting such goals under Section 162(m). The stock options we granted in June 2008 are intended to comply with Section 162(m).

At the Annual Meeting, our shareholders are being asked to approve the amendment and restatement of the AIP to (i) increase the number of available performance goals, (ii) give the compensation committee greater flexibility with respect to establishing bonus formulas using any one or more of the performance goals and (iii) change the maximum per participant award limitation during a performance period from 50% of the bonus pool to $10,000,000 and an amendment to the Equity and Incentive Plan to increase the annual grant limits, both for purposes of complying with Section 162(m). For further information regarding these two proposals, see “Proposal 2 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ORBITZ WORLDWIDE, INC. PERFORMANCE-BASED ANNUAL INCENTIVE PLAN” and “Proposal 3 — APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE.”

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management of the Company. Based on this review and discussion, we recommend to the board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2009 Annual Meeting of Shareholders.

Respectfully Submitted By:

The Compensation Committee

Jaynie Miller Studenmund, Chair
William C. Cobb
Richard P. Fox

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our named executive officers for fiscal years 2008, 2007 and 2006.

						Non-Equity
						Incentive	All
				Stock	Option	Plan	Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name & Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(1)	($)(4)	Total ($)

Steven D. Barnhart	2008	500,000	—	650,309	1,445,455	220,500	47,427	2,863,691
Former President and	2007	426,923	—	603,184	638,695	617,115	117,781	2,403,698
Chief Executive Officer(5)	2006	256,488	399,456	1,391,598	—	195,062	46,220	2,288,824
Marsha C. Williams	2008	455,992	—	179,428	1,123,347	160,008	4,450	1,923,225
Senior Vice President,	2007	203,077	—	—	482,867	97,477	—	783,421
Chief Financial Officer(6)	2006	—	—	—	—	—	—	—
Michael J. Nelson	2008	350,000	—	379,393	435,807	115,763	87,897	1,368,860
Senior Vice President,	2007	299,545	—	251,339	190,021	232,400	218,311	1,191,616
Chief Operating Officer	2006	257,155	384,359	861,776	—	137,678	362,140	2,003,108
James P. Shaughnessy	2008	390,144	—	107,657	461,433	127,848	142,819	1,229,901
Senior Vice President, Chief Administrative	2007	—	—	—	—	—	—	—
Officer and General Counsel(7)	2006	—	—	—	—	—	—	—
Dean S. Sivley	2008	275,000	—	251,042	103,904	60,637	80,286	770,869
Senior Vice President, Chief Operating	2007	—	—	—	—	—	—	—
Officer — Orbitz for Business and	2006	—	—	—	—	—	—	—
Alliance Marketing(7)
Randy Susan Wagner	2008	50,000	—	206,166	263,051	—	664,138	1,183,355
Former Senior Vice President,	2007	301,703	10,000	286,388	219,541	246,865	66,268	1,130,765
Chief Marketing Officer(8)	2006	267,835	210,750	861,776	—	157,644	2,395	1,500,400

(1)	Amounts shown include deferrals made by the named executive officer to the Orbitz Worldwide, Inc. Employee Savings Plan (our qualified 401(k) retirement plan) and to the Travelport Americas, Inc. Officer Deferred Compensation Plan, if applicable.

(2)	For fiscal year 2006, the amounts shown reflect retention and sale bonuses awarded in fiscal year 2006, and paid in January 2007 and August 2007, including amounts that were rolled over to purchase Travelport equity interests.

(3)	The amounts shown reflect the compensation cost of the awards, before reflecting estimated forfeitures, over the requisite service period, as described in Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” except for amounts shown for fiscal year 2008 for Ms. Wagner, which reflect actual forfeitures in connection with her departure from the Company. The assumptions we used in valuing these awards are described in Note 13, “Equity-Based Compensation,” to our Consolidated Financial Statements included in our Annual Report.

(4)	Amounts reported in the “All Other Compensation” column consist of the following:

				Financial						Deferred
				Planning		Housing,	Tax			Comp.	Executive
			401(k)	and	Car	Commuting	Restoration	Retention	Gym	Employer	Life and
			Match	Tax	Benefits &	or	Payment	Bonus	Membership	Contribs	LT	Other		Total
Name	Year		($)	Prep. ($)	Parking ($)	Relocation ($)	($)	($)	($)	($)	Disability ($)	($)		($)

Steven D. Barnhart	2008		15,500	10,000	18,015	—	—	—	750	—	3,162	—		47,427
	2007		15,500	4,009	18,295	—	—	37,500	650	41,827	—	—		117,781
	2006		15,389	1,985	3,996	—	829	—	324	8,939	—	14,758	(A)	46,220
Marsha C. Williams	2008		—	—	—	—	—	—	—	—	4,450	—		4,450
	2007		—	—	—	—	—	—	—	—	—	—		—
	2006		—	—	—	—	—	—	—	—	—	—		—
Michael J. Nelson	2008		15,500	7,000	11,878	51,000	—	—	750	—	1,769	—		87,897
	2007		15,500	3,273	12,783	110,439	58,632	—	650	17,034	—	—		218,311
	2006	(B)	15,429	18,618	29,047	198,840	83,028	—	325	7,480	—	9,373	(A)	362,140
James P. Shaughnessy	2008		15,500	7,500	—	115,982	—	—	750	—	3,087	—		142,819
	2007		—	—	—	—	—	—	—	—	—	—		—
	2006		—	—	—	—	—	—	—	—	—	—		—
Dean S. Sivley	2008		15,500	7,500	—	54,565	—	—	750	—	1,971	—		80,286
	2007		—	—	—	—	—	—	—	—	—	—		—
	2006		—	—	—	—	—	—	—	—	—	—		—
Randy Susan Wagner	2008		1,000	1,250	900	—	—	—	—	—	463	660,525	(C)	664,138
	2007		13,548	3,141	5,400	—	—	35,000	650	8,529	—	—		66,268
	2006		—	—	2,314	—	81	—	—	—	—	—		2,395

(A)	Represents a payment from Cendant Corporation (“Cendant”) in connection with the separation of Travelport from Cendant in 2006 in consideration of foregoing an extension of the exercise period of Cendant stock options.

(B)	Mr. Nelson was assigned to the United Kingdom through December 18, 2006 and received some of these benefits due to being on expatriate assignment.

(C)	In connection with her departure from the Company, on February 15, 2008, we entered into an agreement and general release with Ms. Wagner providing for the following cash payments: (i) a lump sum amount of $325,000 representing her then-current base annual salary, (ii) a lump sum amount of $243,750 representing her target annual bonus for fiscal year 2008, (iii) a lump sum amount of $30,639 representing prorated target bonus for the portion of fiscal year 2008 she was employed by the Company and (iv) a lump sum amount of $56,871 as additional consideration in lieu of any other payments or benefits not set forth in the agreement and general release. In addition, we agreed to subsidize Ms. Wagner’s continuing health care coverage under COBRA for up to twelve months. We paid $4,265 in subsidized COBRA premiums for Ms. Wagner during fiscal year 2008.

(5)	Mr. Barnhart resigned from his position as our President and Chief Executive Officer on January 6, 2009. See “Compensation Discussion and Analysis — Separation and Employment Agreements.”

(6)	Compensation for fiscal year 2006 is not reported because Ms. Williams was not employed by us in that year.

(7)	Compensation for fiscal years 2007 and 2006 is not reported because Messrs. Shaughnessy and Sivley were not named executive officers in those years.

(8)	On February 15, 2008, Ms. Wagner stepped down from her position as our Chief Marketing Officer.

Grants of Plan-Based Awards During Fiscal Year 2008

The table below sets forth specific information with respect to each grant of an award made under any of our plans to our named executive officers during fiscal year 2008. Ms. Wagner, our former Chief Marketing Officer, was not eligible for any plan awards during fiscal year 2008.

								All	All
								Other	Other			Grant
								Stock	Option	Exercise/		Date Fair
								Awards:	Awards:	Base	Closing	Value of
								Number of	Number of	Price of	Price of	Stock
		Estimated Future Payouts			Estimated Future Payouts			Shares of	Securities	Option	Stock on	and
		Under Non-Equity Incentive Plan Awards(1)			Under Equity Incentive Plan Awards(2)			Stock or	Underlying	Awards	Date of	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/Share)	Grant	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	(3)	($/Sh)	($)

Steven D. Barnhart	6/19/2008								267,857	6.28	6.41	680,280
	6/19/2008							26,786				168,216
	6/19/2008				—	80,357	133,928					504,642
	—	—	500,000	937,500
Marsha C. Williams	6/19/2008								178,571	6.28	6.41	453,519
	6/19/2008							160,714				1,009,284
	6/19/2008				—	53,571	89,285					336,426
	—	—	364,794	683,988
Michael J. Nelson	6/19/2008								133,929	6.28	6.41	340,141
	6/19/2008							13,393				84,108
	6/19/2008				—	40,179	66,965					252,324
	—	—	288,750	541,406
James P Shaughnessy	6/19/2008								107,143	6.28	6.41	272,112
	6/19/2008							96,428				605,568
	6/19/2008				—	32,143	53,572					201,858
	—	—	292,608	548,640
Dean S. Sivley	6/19/2008								71,429	6.28	6.41	181,409
	6/19/2008							7,143				44,858
	6/19/2008				—	21,429	35,715					134,574
	—	—	137,500	257,813

(1)	These columns show the potential amounts payable to our named executive officers under our Annual Cash Bonus Program and pursuant to the AIP if the threshold, target or maximum goals established for fiscal year 2008 by the compensation committee had been satisfied. For a discussion of these performance goals, see “Compensation Discussion and Analysis — Short-Term Incentive Compensation.” Actual payments made to our named executive officers under our non-equity incentive plans for fiscal year 2008 are shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	These columns show the number of shares of our common stock underlying performance-based restricted stock units (“PSUs”) that may be earned by our named executive officers if the threshold, target or maximum performance goals established by the compensation committee had been satisfied. For a discussion of the PSU awards, see “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Performance-Based Restricted Stock Units.”

(3)	The exercise price of the stock options granted was equal to the fair market value of our common stock on the date of grant, which the Equity and Incentive Plan defines as the mean between the highest and lowest reported sales price per share of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End 2008

The table below includes certain information with respect to stock options, restricted stock units and restricted stock previously awarded to our named executive officers that were outstanding as of December 31, 2008.

	Option Awards(1)				Stock Awards
					Number	Market
	Number of	Number of			of Shares	Value of
	Securities	Securities			or Units	Shares or
	Underlying	Underlying			of Stock	Units of
	Unexercised	Unexercised	Option	Option	that Have	Stock that
	Options (#)	Options (#)	Exercise	Expiration	Not Vested	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	(#)(2)	Vested ($)(3)

Steven D. Barnhart	224,709	496,793	15.00	7/18/2017	115,605	448,547
	—	267,857	6.28	6/19/2015
Marsha C. Williams	152,207	456,621	15.00	7/18/2017	160,714	623,570
	—	178,571	6.28	6/19/2015
Michael J. Nelson	72,616	121,390	15.00	7/18/2017	82,050	318,354
	—	133,929	6.28	6/19/2015
James P. Shaughnessy	60,882	182,649	15.00	7/18/2017	96,428	374,141
	—	107,143	6.28	6/19/2015
Dean S. Sivley	11,415	34,247	15.00	7/18/2017	42,091	163,313
	—	71,429	6.28	6/19/2015
Randy Susan Wagner(4)	72,159	—	15.00	2/15/2009	—	—

(1)	All of the stock options granted vest 25% on the first, second, third and fourth anniversaries of the date of grant, except for the stock options granted to Messrs. Barnhart and Nelson and Ms. Wagner as additional consideration in connection with the conversion and cancellation of their unvested Travelport equity awards at the time of our initial public offering, which options vest at a rate of 8.586% each November, February, May and August through February 2010, and will become fully vested in May 2010.

(2)	Includes all historical grants of restricted stock and restricted stock units, excluding PSUs. As discussed in further detail under “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Performance-Based Restricted Stock Units,” the PSU awards vest based on the satisfaction of certain financial and strategic performance goals over a 3-year period ending December 31, 2010. Based on our projected performance over the remainder of the performance period, we do not expect any of the PSUs to vest and, therefore, have not included any shares underlying the unvested PSU awards in the table above.

(3)	Amounts shown in this column are calculated by multiplying $3.88, the closing sales price of our common stock on December 31, 2008, by the number of shares that have not vested.

(4)	At the time of Ms. Wagner’s departure from the Company, all stock options, restricted stock and restricted stock units that had been granted to her, to the extent not then vested, were cancelled or transferred back to the Company without consideration. The vested stock options held by Ms. Wagner at the time of her departure from the Company expired, unexercised, one year thereafter, or on February 15, 2009.

Option Exercises and Stock Vested in Fiscal Year 2008

The table below includes information, on an aggregate basis, with respect to the vesting of restricted stock and restricted stock units for our named executive officers during fiscal year 2008. No stock options were exercised by any of our named executive officers during fiscal year 2008.

	Stock Awards
	Number	Value
	of Shares	Realized
	Acquired on	on Vesting
Name	Vesting (#)	($)(1)

Steven D. Barnhart	59,212	330,847
Marsha C. Williams	—	—
Michael J. Nelson	38,487	201,442
James P. Shaughnessy	—	—
Dean S. Sivley	20,384	108,454
Randy Susan Wagner	31,203	214,677

(1)	Amounts shown in this column are calculated by multiplying the closing sales price of our common stock on the vesting date, by the number of shares acquired on vesting.

Pension Benefits in Fiscal Year 2008

None of our named executive officers participated in fiscal year 2008, or currently participates, in a defined benefit plan sponsored by us or any of our subsidiaries.

Non-Qualified Deferred Compensation in Fiscal Year 2008

Following our separation from Travelport in 2007, we no longer offer a deferred compensation plan for our executive officers or other non-executive employees.

Potential Payments Upon Termination of Employment

The following table discloses potential payments and benefits under our compensation and benefit plans and other employment arrangements to which our named executive officers would be entitled upon a termination of their employment, assuming the termination of employment occurred on December 31, 2008. Ms. Wagner is not included in the table below as she departed the Company prior to December 31, 2008. Mr. Barnhart is included in the table below; however, in connection with his resignation as our President and Chief Executive Officer on January 6, 2009, Mr. Barnhart entered into a separation agreement with us and will be entitled to only those payments and benefits specifically set forth therein. See “Compensation Discussion and Analysis — Separation and Employment Agreements.”

								By Company
								Without
								Cause or By
								Executive Upon
								Constructive
					By Executive			Termination
					Upon			Following
	Voluntary	By Company	By Company		Constructive	Change in		Change in		Disability
	Resignation	for Cause	Without Cause		Termination	Control		Control		or Death
Name	($)	($)	($)		($)	($)		($)		($)

Steven D. Barnhart
Cash payments	—	— (1)	2,000,000	(2)	2,000,000 (2)	—		2,000,000	(2)	— (1)
Accelerated Equity Awards	—	—	264,387	(3)	172,307 (4)	344,618	(5)	760,333	(6)	172,307 (4)
Continued Perquisites/Benefits	—	—	—		—	—		—		—
Total	—	—	2,264,387		2,172,307	344,618		2,760,333		172,307
Marsha C. Williams
Cash payments	—	— (1)	831,600	(7)	831,600 (7)	—		831,600	(7)	—
Accelerated Equity Awards	—	—	207,855	(3)	—	—	(5)	831,426	(6)	—
Continued Perquisites/Benefits	—	—	—		—	—		—		—
Total	—	—	1,039,455		831,600	—		1,633,026		—
Michael J. Nelson
Cash payments	—	—	822,500	(8)	—	—		822,500	(8)	—
Accelerated Equity Awards	—	—	166,646	(3)	—	266,389	(5)	474,249	(6)	—
Continued Perquisites/Benefits(9)	—	—	38,096		—	—		38,096		—
Total	—	—	1,027,242		—	266,389		1,334,845		—
James P. Shaughnessy
Cash payments	—	—	836,719	(8)	—	—		836,719	(8)	—
Accelerated Equity Awards	—	—	124,711	(3)	—	—	(5)	498,855	(6)	—
Continued Perquisites/Benefits(9)	—	—	38,096		—	—		38,096		—
Total	—	—	999,526		—	—		1,373,670		—
Dean S. Sivley
Cash payments	—	—	481,250	(8)	—	—		481,250	(8)	—
Accelerated Equity Awards	—	—	88,332	(3)	—	135,598	(5)	246,458	(6)	—
Continued Perquisites/Benefits(9)	—	—	38,096		—	—		38,096		—
Total	—	—	607,678		—	135,598		765,804		—

(1)	Pursuant to the terms of Mr. Barnhart’s and Ms. Williams’ employment agreements, they would be entitled to receive a bonus for the second half of fiscal year 2008, to the extent earned, but unpaid, as of the termination date. However, as the AIP incentive pool for the second half of fiscal year 2008 did not fund, an amount representing bonus has not been included in the above table. See “Compensation Discussion and Analysis — Short-Term Incentive Compensation — AIP — Second Half of Fiscal Year 2008.”

(2)	Pursuant to the terms of Mr. Barnhart’s employment agreement, this amount represents 24 months’ base salary and a target annual bonus equal to 100% of his annual base salary for 24 months. Mr. Barnhart would also have been entitled to receive a bonus for the second half of fiscal year 2008, to the extent earned, but unpaid, as of the termination date. However, as the AIP incentive pool for the second half of fiscal year 2008 did not fund, an amount representing a second half 2008 bonus has not been included in the above table.

(3)	This amount represents the value of one year of forward vesting of stock options, restricted stock and restricted stock units. We have assumed, however, that no vested stock options would have been exercised based on the sales price of our common stock on December 31, 2008 and therefore have assigned no value to the accelerated vesting of the stock options. Pursuant to the terms of the PSU awards, if the named executive officer is terminated by the Company without cause prior to the vesting of his or her PSU award, the vesting of the named executive officer’s PSU award is prorated based on the final settlement percentage of the PSU award and the executive’s relative period of service during the 3-year performance period. Because we have assumed that none of the PSUs will vest based on our projected performance over the remainder of the performance period, we have assigned no value to the PSU awards under this termination scenario. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Performance-Based Restricted Stock Units.”

(4)	This amount represents the value of the number of shares that Mr. Barnhart would have received on the next three scheduled vesting dates in settlement of the restricted stock and restricted stock units granted to him on conversion of his unvested Travelport equity awards in connection with our initial public offering. Although the vesting of a portion of the stock options that Mr. Barnhart received on such conversion would have similarly accelerated, we have assumed that none of those stock options would have been exercised based on the sales price of our common stock on December 31, 2008 and therefore have assigned no value to the stock options.

(5)	This amount represents the value of the full acceleration of the vesting of all then-unvested stock options, restricted stock and restricted stock units that had been granted prior to June 19, 2008. We have assumed, however, that no vested stock options would have been exercised based on the sales price of our common stock on December 31, 2008 and therefore have assigned no value to the stock options.

(6)	This amount represents the value of the full acceleration of the vesting of all then-unvested stock options, restricted stock and restricted stock units, including PSUs, granted through December 31, 2008. We have assumed, however, that no vested stock options would have been exercised based on the sales price of our common stock on December 31, 2008 and therefore have assigned no value to the stock options. Pursuant to the terms of the PSU awards, in the event a named executive officer is terminated by the Company without cause or resigns upon a constructive termination anytime following a change in control, the named executive officer’s PSU award will become fully vested and settle as soon at a rate equal to the greater of: (a) the actual satisfaction of the performance goals through the most recent fiscal quarter for which financial results were publicly reported prior to the change in control and (b) the target shares underlying the PSU award. Based on our actual results for fiscal year 2008, relative to the performance goals for fiscal year 2008, the PSU awards would have settled at a percentage less than target, and therefore we have assumed that the PSU awards would have vested at target under this termination scenario. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Performance-Based Restricted Stock Units.”

(7)	Pursuant to the terms of Ms. Williams’ employment, this amount represents 12 months’ base salary and a target bonus equal to 80% of her annual base salary. Ms. Williams would also have been entitled to receive a bonus for the second half of fiscal year 2008, to the extent earned, but unpaid, as of the termination date. However, as the AIP incentive pool for the second half of fiscal year 2008 did not fund, an amount representing a second half 2008 bonus has not been included in the above table.

(8)	This amount represents (a) 12 months’ base salary, (b) an amount equal to the named executive officer’s target annual bonus and (c) an amount equal to the named executive officer’s target annual bonus for the year of the date of termination, prorated based on the number of days he was employed in the year of termination and for which he had not otherwise received or been eligible for a bonus. Because we have assumed that the termination took place on December 31, 2008, the amount in clause (c) in the preceding sentence would equal 100% of the named executive officers’ target annual bonus for the second half of fiscal year 2008.

(9)	The amounts shown represent the estimated value of COBRA subsidy payments for a twelve-month period following the covered termination and outplacement benefits.

Accrued Pay and Regular Retirement Benefits.  The amounts shown in the table above do not include any payments or benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon a termination of employment. These include:

•	accrued salary, earned but unpaid bonus and, if applicable, accrued and unused vacation time, and

•	distributions of plan balances under our 401(k) plan and Travelport’s non-qualified deferred compensation plan.

Excise Tax Restoration Payment.  Upon a change in control as defined in Section 280G of the Code and the treasury regulations issued thereunder, employees may be subject to certain excise taxes. Except for Mr. Harford’s employment agreement as described below, we do not indemnify or reimburse any of our named executive officers for any such amounts.

Employment and Severance Arrangements

We entered into employment agreements with each of our named executive officers, which generally provide for minimum base salaries, target bonus under the Company’s annual incentive bonus plan and severance compensation in the case of certain termination events, including, in some cases, in connection with or following a change of control of the Company. The material terms of each named executive officer’s and our current President and Chief Executive Officer’s employment agreements are summarized below, except for those named executive officers who are no longer employed by us, in which case we have provided a summary of the material terms of such officer’s separation.

Steven D. Barnhart (former President and Chief Executive Officer)

On January 6, 2009, in connection with his resignation as our President and Chief Executive Officer, we entered into a separation agreement with Mr. Barnhart under which we agreed to provide him with certain severance payments and benefits pursuant to the terms of his employment agreement with the Company. Under the terms of the separation agreement, which superseded his employment agreement with the Company (except with respect to any non-compete, non-solicit or confidentiality covenants or agreements contained therein), we agreed to pay Mr. Barnhart: (i) a pro-rata target bonus for the fiscal year 2009 equal to $8,219, (ii) his base salary and target bonus for twenty-four (24) months (or $2,000,000 in the aggregate) and (iii) a lump sum cash payment equal to $37,890 in exchange for a release of claims. The separation agreement also provided Mr. Barnhart with outplacement benefits pursuant to Company policy.

Barney Harford (current President and Chief Executive Officer)

We entered into an employment agreement with Mr. Harford, our current President and Chief Executive Officer, on January 6, 2009. The employment agreement sets forth the terms and conditions of Mr. Harford’s employment as the Company’s Chief Executive Officer through January 6, 2013. The term of Mr. Harford’s employment will automatically extend for additional one-year periods, unless one party provides the other party with at least 180 days prior written notice. In addition, during the term, the Company has agreed to use reasonable best efforts to have Mr. Harford re-elected to the board.

Under the employment agreement, Mr. Harford will receive a minimum annual base salary of $625,000 during the first year of the term of the employment agreement and $675,000 thereafter. Mr. Harford will be eligible for an annual bonus that has a target payment equal to 100% of his annual salary (and a maximum payment of 200% of his annual salary), subject to the terms and conditions of the Company’s annual bonus plan and further subject to the satisfaction of any performance goals, criteria or targets as may be established by the board (or the compensation committee), provided that if Mr. Harford remains employed through June 30, 2009, Mr. Harford will be entitled to receive a bonus for fiscal year 2009 in an amount equal to at least his base salary earned through June 30, 2009. In addition, Mr. Harford will receive a cash stipend of $25,000 per month (for six months) to cover transitional expenses and is also eligible for reimbursement for reasonable moving expenses he and his family incur during their relocation to Chicago in accordance with the Company’s relocation policy. The Company has also agreed to pay Mr. Harford’s reasonable legal fees and expenses incurred in negotiating the employment agreement, and to the extent such payment is taxable to Mr. Harford, to provide him a tax restoration payment with respect to such payment.

Either party may terminate Mr. Harford’s employment at any time for any reason, provided that Mr. Harford provides 30 days written notice to the Company prior to his resignation. If Mr. Harford’s employment is terminated during the term of the employment agreement, he will be entitled to receive all amounts earned, including any annual bonus earned, but unpaid, as of the termination date. If the termination of employment is due to death or disability, he will also be entitled to receive a pro rata portion of any annual bonus he would have been entitled to receive for the year in which the termination occurs. If the termination of employment is by the Company without “Cause” or as a result of a “Constructive Termination” not in connection with a “Change in Control” (in each case, as such terms are defined in the employment agreement), Mr. Harford will also be entitled to receive, subject to his execution of a separation and release agreement, continued payment of his then-current base salary for a period of 24 months, a pro rata portion of any annual bonus he would have been entitled to receive for the year in which the termination occurs and COBRA continuation medical benefits for 12 months following the termination date. If the termination of employment is by the Company without Cause or as a result of a Constructive Termination in connection with or within 24 months following a Change in Control, or a Change in Control is consummated 90 days following such termination (and such termination was in contemplation of the Change in Control), Mr. Harford will also be entitled to receive, subject to his execution of a separation and release agreement, a lump sum cash payment equal to the sum of: two years of his then-current base salary, two years of his then-current target annual bonus and a pro rata portion of his target annual bonus through the termination date, and COBRA continuation medical benefits for 24 months following the termination date.

Notwithstanding the foregoing severance provisions, if the Company is reacquired, directly or indirectly, by Travelport (the “Reacquisition”) during the term of the employment agreement, Mr. Harford may elect to resign his employment with the Company (with such resignation to be effective during the 90 day period beginning on the first anniversary of the Reacquisition). In the event of such resignation, Mr. Harford will be entitled to receive (i) all amounts earned, including any annual bonus earned, but unpaid, as of the termination date; (ii) subject to his execution of a separation and release agreement, continued payment of his then-current base salary for a period of 12 months; and (iii) COBRA continuation medical benefits for 12 months following the termination date. If Mr. Harford’s employment is terminated by the Company without Cause or as a result of a Constructive Termination (other than the diminution of duties or responsibilities directly resulting from the Reacquisition) in connection with or within 12 months following the Reacquisition, or the Reacquisition occurs within 90 days following such termination (and such termination was in contemplation of the Reacquisition), then the Reacquisition will be treated as a Change in Control under the employment agreement and Mr. Harford will be entitled to the Change in Control payments set forth in the paragraph immediately above.

As part of the package necessary to secure his services, the compensation committee agreed to a tax restoration payment to Mr. Harford in the event that any severance benefits or payments he is entitled to receive in connection with a Change in Control or a Reacquisition are subject to excise tax (or in certain circumstances otherwise requires that the amount of such payments be reduced to the extent such reduction would eliminate the excise tax obligation).

The employment agreement contains covenants regarding non-competition and non-solicitation that apply during Mr. Harford’s employment with the Company and generally for a period of one year following the date he ceases to be employed by the Company. The employment agreement also requires that Mr. Harford generally not disclose confidential information about the Company.

Marsha C. Williams

We entered into an amended employment agreement with Ms. Williams, our Chief Financial Officer, on December 5, 2008. The initial term of her employment with the Company ends on July 9, 2010, but will automatically extend for additional one-year periods, unless one party provides the other party with at least 120 days prior written notice.

Under the employment agreement, Ms. Williams will receive an annual base salary of $462,000, subject to such increases, if any, as may be determined from time to time in the sole discretion of the board. Ms. Williams will be eligible to participate in the Company’s incentive bonus plan, and for purposes of that plan, Ms. Williams’ target bonus will equal 80% of her eligible earnings during the relevant performance period.

If Ms. Williams’ employment is terminated by the Company without “Cause” or Ms. Williams resigns as a result of a “Constructive Termination” (in each case, as such terms are defined in the employment agreement), she will be entitled to receive: (i) any amounts earned, but unpaid, as of the termination date, (ii) the pro rata portion of any amounts she would have been entitled to receive under the Company’s incentive bonus for the year in which the termination occurs and (iii) continued payment of her then-annual base salary and target annual bonus in accordance with the Company’s normal payroll practices for a period of up to 12 months, less the present value of any other cash severance benefits payable to her under any of the Company’s other severance plans, programs or arrangements.

The employment agreement contains covenants regarding non-competition and non-solicitation that apply during Ms. Williams’ employment with the Company and for a period of one year following the date she ceases to be employed by the Company.

Michael J. Nelson, James P. Shaughnessy and Dean S. Sivley

Pursuant to the letter agreement we entered into with each of Messrs. Nelson, Shaughnessy and Sivley, in the event the executive officer’s employment is terminated by us other than for “Cause,” or he resigns as a result of a “Constructive Termination” (in each case, as such terms are defined in the respective letter agreement) within one year following a “Change in Control” (as defined in the Equity and Incentive Plan), and he executes (and does not revoke) a separation and general release agreement (waiving all claims against us) and a restrictive covenant agreement under which he agrees not to compete with us and not to solicit our employees and customers for a period of twelve months following his termination of employment, the executive officer will receive a lump sum cash payment equal to one year of his then current base salary, a lump sum cash payment equal to his then current target annual bonus and a lump sum payment equal to his target annual bonus for the year in which his or her employment terminates (prorated based on the number of days he was employed by the Company during the year of termination and did not otherwise receive or was eligible to receive a bonus).

Each of the letter agreements also contains restrictive covenants regarding non-competition and non-solicitation that apply during the executive officer’s employment with the Company and for a period of twelve months following the date he ceases to be employed by the Company. In addition, the letter agreements require that each executive generally not disclose confidential information about the Company.

In addition, we have entered into separate letter agreements with Messrs. Shaughnessy and Sivley providing them with monthly travel and/or housing allowances in connection with their relocation. Pursuant to the terms of these agreements, Mr. Shaughnessy will receive a housing allowance of $5,700 per month, less applicable taxes, and is entitled to use barter card funds for air travel to and from his personal residence on a weekly basis (and to the extent such funds are not available, is otherwise entitled to reimbursement for the actual cost of such travel). Mr. Shaughnessy is entitled to receive these benefits through at least July 31, 2009, in lieu of any other relocation benefits during such period. The Company has also agreed to provide Mr. Shaughnessy a full tax restoration payment, to the extent such usage or reimbursements are taxable to Mr. Shaughnessy. Mr. Sivley is entitled to receive a housing allowance of $4,600 per month, less applicable taxes, through July 31, 2009 in lieu of any relocation benefits or other relocation-related reimbursements in connection with his relocation to Chicago.

Randy Susan Wagner

In connection with her departure from the Company and pursuant to terms of her employment agreement with the Company, on February 15, 2008, we entered into an agreement and general release with Ms. Wagner providing for the following payments: (i) a lump sum cash payment equal to one year of her current base annual salary (or $325,000), (ii) a lump sum cash payment equal to her then-current annual target bonus (or $243,750), (iii) a lump sum cash payment equal to her prorated target bonus for the first half of fiscal year 2008 (or $30,639) and (iv) a lump sum cash payment of $56,871 as additional consideration in lieu of any other payments or benefits not set forth in the agreement and general release. In addition, under the agreement, we agreed to subsidize Ms. Wagner’s continuing health care coverage under COBRA for up to twelve months and to provide Ms. Wagner with outplacement benefits.

DIRECTOR COMPENSATION

Members of the board who are also our employees or employees of our subsidiaries are not compensated for their service on the board or any of its committees. In fiscal year 2008, our non-employee directors received a $100,000 annual equity grant made in the form of deferred stock units (“DSUs”) under the Orbitz Worldwide, Inc. Non-Employee Directors Deferred Compensation Plan (the “Non-Employee Directors Deferred Compensation Plan”).

DSUs are issued as restricted stock units under the Equity and Incentive Plan. DSUs granted in payment of director fees (as explained in further detail below) are granted on the date that the deferred fees would have otherwise been paid to the director. DSUs granted under the Non-Employee Directors Deferred Compensation Plan are immediately vested and non-forfeitable. The DSUs entitle the non-employee director to receive one share of our common stock for each deferred stock unit on the date that is 200 days immediately following the director’s retirement or termination of service from the board, for any reason. The DSUs are issued as restricted stock units under the Equity and Incentive Plan. The number of DSUs granted to each non-employee director is calculated based on the “fair market value” of our common stock on the date of grant which the plan defines as the mean between the highest and lowest reported sales price per share of our common stock on the date of grant (or if the date of grant is not a trading day, on the last preceding date on which there was a sale of our common stock).

In addition, our non-employee directors receive the following retainers:

•	all non-employee directors receive a retainer fee of $75,000 per annum;

•	the chair of the audit committee receives an additional annual retainer of $20,000, and members of the audit committee receive an additional annual retainer of $10,000; and

•	the chair of the compensation committee receives an additional annual retainer of $15,000, and members of the compensation committee receive an additional annual retainer of $7,500.

All of the foregoing retainers are paid on a quarterly basis on the last day of the quarter. All retainers are paid at least 50% in the form of DSUs with the remaining 50% paid in cash unless the non-employee director elects to receive all or part of the remaining 50% in the form of additional DSUs under the Non-Employee Directors Deferred Compensation Plan.

Directors are also reimbursed for travel and related expenses incurred on our behalf.

Director Compensation for Fiscal Year 2008

The following table details the total compensation for our non-employee directors for fiscal year 2008.

	Fees
	Earned	Stock
	or Paid in	Awards
Name	Cash ($)	($)(1)	Total ($)

Jeff Clarke, Chairman	—	175,000	175,000
William Cobb(2)	—	146,250	146,250
Jill A. Greenthal	37,500	137,500	175,000
William J.G. Griffith, IV(3)	—	175,000	175,000
Paul C. Schorr, IV(4)	37,500	137,500	175,000
Jaynie Miller Studenmund(5)	100,000	150,000	250,000
Rick Fox(6)	—	203,936	203,936
David S. Weiss (former director)(7)	8,542	8,542	17,084

(1)	As described above, all director retainers are paid at least 50% in the form of DSUs, unless the non-employee director elects to receive all or part of the remaining 50% in the form of additional DSUs. In addition, the annual equity grant to non-employee directors is made in the form of DSUs. The amounts shown reflect the amounts recognized for financial reporting purposes and have been calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share Based Payment.” See Note 13, “Equity-Based Compensation,” to our

Consolidated Financial Statements included in our Annual Report. The number of DSUs granted to each non-employee director is calculated based on the “fair market value” of our common stock on the date of grant, as defined by the Equity and Incentive Plan.

(2)	The amounts shown for Mr. Cobb reflect the additional retainer fee for his service as a member of the audit and compensation committees.

(3)	Compensation for Mr. Griffith is directly paid to TCV VI Management, L.L.C., of which Mr. Griffith is a member.

(4)	Compensation for Mr. Schorr is paid directly to Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.), the investment advisor to certain of the entities invested in the Company, of which Mr. Schorr is a member.

(5)	The amounts shown for Ms. Studenmund reflect the additional retainer fee for chairing the compensation committee and for her service as a member of the audit committee. In addition, Ms. Studenmund received an additional $50,000 in consideration of the significant time and effort undertaken by Ms. Studenmund in connection with the recruitment of Messrs. Cobb and Fox to our board of directors in 2008.

(6)	The amounts shown for Mr. Fox reflect the additional retainer fee for chairing the audit committee and for his service as a member of the compensation committee.

(7)	The amounts shown for Mr. Weiss reflect the additional retainer fee for chairing the audit committee and for his service as a member of the compensation committee. Mr. Weiss resigned as a director in February 2008 and therefore his retainer fees were prorated through his last day of service on the board and its committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 with respect to shares of our common stock that may be issued under our equity compensation plans.

Number of
Securities
Remaining Available
for Future Issuance
Under Equity
	Number of		Compensation Plans
	Securities to be		(Excluding
	Issued Upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Reflected in the
Plan Category	Outstanding Options	Outstanding Options	First Column)

Equity compensation plans approved by security holders	4,216,805	$10.88	7,057,932
Equity compensation plans not approved by security holders	—	—	—

Total	4,216,805	$10.88	7,057,932

SECURITY OWNERSHIP

Security Ownership by Directors, Director Nominees and Named Executive Officers

The following table sets forth, as of April 6, 2009, unless otherwise indicated, certain information with respect to the beneficial ownership of our common stock by our directors and each of our named executive officers, and our named executive officers and directors as a group. Shares are deemed to be beneficially owned by any person or group who has the power to vote or direct the vote or the power to dispose or direct the disposition of such shares, or who has the right to acquire beneficial ownership thereof within 60 days. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to our common stock, except for restricted shares of our common stock owned by him or her. Except as otherwise noted, the address of each beneficial owner is: c/o Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661.

	Shares of
	Common
Name of Beneficial Owner	Stock(1)(2)	Percent

Directors:
Jeff Clarke(3)	267,100	*
William C. Cobb	—	—
Richard P. Fox	—	—
Jill A. Greenthal(4)	46,021,327	55.2%
William J.G. Griffith, IV(5)	1,004,706	1.2%
Barney Harford	—	—
Paul C. Schorr, IV(6)	46,036,187	55.2%
Jaynie Miller Studenmund	—	—
Named Executive Officers:
Steven D. Barnhart(7)	634,580	*
Michael J. Nelson	145,058	*
James P. Shaughnessy	70,882	*
Dean S. Sivley	39,363	*
Randy Susan Wagner(8)	33,212	*
Marsha C. Williams	167,207	*
All directors and named executive officers as a group (14 persons)(9)	1,372,262	1.6%

*	Less than one percent.

(1)	For non-employee directors, does not include restricted stock units received in payment of director fees. Each restricted stock unit represents a right to receive one share of our common stock on the date which is 200 days immediately following the date upon which the holder’s service as a member of the board terminates for any reason. The restricted stock units are immediately vested and non-forfeitable. As of April 6, 2009, the number of restricted stock units held by Ms. Greenthal, Ms. Studenmund and Messrs. Clarke, Cobb and Fox was 38,989, 46,630, 55,158, 39,334 and 46,889, respectively. Restricted stock units that would have been otherwise granted to Messrs. Griffith and Schorr were granted to TCV VI Management, L.L.C. (“TCV VI”), in the case of Mr. Griffith, or to Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.) (“BMP”), in the case of Mr. Schorr. Messrs. Griffith and Schorr have previously disclaimed beneficial ownership of the restricted stock units held by TCV VI and BMP, respectively, except to the extent of their pecuniary interest therein.

(2)	Includes 10,063 and 5,489 restricted shares held by Messrs. Barnhart and Nelson, respectively, as of April 6, 2009. Also includes shares that are subject to stock options that are exercisable within 60 days of April 6, 2009 for Ms. Williams and Messrs. Barnhart, Nelson, Shaughnessy and Sivley to purchase 152,207, 505,895, 90,248, 60,882 and 11,415 shares, respectively.

(3)	Mr. Clarke’s address is c/o Travelport Limited, 405 Lexington Avenue, 57th Floor, New York, New York 10174.

(4)	Represents 46,021,327 shares beneficially owned by Blackstone LR Associates (Cayman) V Ltd., a Cayman Islands company (“BLRA”), or by affiliates of BLRA, of which Ms. Greenthal is an employee. Ms. Greenthal has previously disclaimed beneficial ownership of such shares, except to the extent of her pecuniary interest therein.

(5)	Includes 996,845 shares beneficially owned by TCV VI (Cayman), L.P. and 7,861 shares owned by TCV Member Fund (Cayman), L.P. (collectively, the “TCV Funds”). Mr. Griffith is a director of Technology Crossover Management VI (Cayman), Ltd., which is the ultimate general partner of TCV VI (Cayman), L.P. and the general partner of TCV Member Fund (Cayman), L.P. Mr. Griffith is also a limited partner of TCV Member Fund (Cayman), L.P. Technology Crossover Management VI (Cayman), Ltd. has voting and dispositive power over the shares held by the TCV Funds. Mr. Griffith may be deemed to also share voting and dispositive power over the shares held by the TCV Funds, but disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(6)	Includes 46,021,327 shares beneficially owned by BLRA, or by affiliates of BLRA, of which Mr. Schorr is an employee. Mr. Schorr has previously disclaimed beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	On January 6, 2009, Mr. Barnhart resigned as our President and Chief Executive Officer and is no longer subject to the general reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to his beneficial ownership of our common stock. As a result, the number of shares shown in the table above generally reflects his beneficial ownership of our common stock as of January 6, 2009.

(8)	On February 15, 2008, Ms. Wagner stepped down from her position as our Chief Marketing Officer and is no longer subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to her beneficial ownership of our common stock. As a result, the number of shares shown in the table above reflects her beneficial ownership of our common stock as of February 15, 2008.

(9)	Includes 15,552 restricted shares and 820,647 shares that are subject to stock options that are exercisable within 60 days of April 6, 2009 held by all directors and named executive officers as a group. Shares beneficially owned, directly or indirectly, by BLRA, or by affiliates of BLRA, and the TCV Funds have been excluded for purposes of the presentation of the beneficial ownership of our common stock by our directors and named executive officers as a group. See footnote (1) to the table “Security Ownership by Certain Other Beneficial Owners” below for additional information on the beneficial ownership of our common stock by BLRA and its affiliates.

Security Ownership by Certain Other Beneficial Owners

The following table sets forth, as of April 6, 2009, unless otherwise indicated, certain information with respect to the beneficial ownership of our common stock by persons known by us to beneficially own more than 5% of the outstanding shares of our common stock.

	Shares of
	Common
Name of Beneficial Owner	Stock	Percent

Affiliates of The Blackstone Group(1)	46,021,327	55.2%
PAR Investment Partners, L.P.(2)	16,463,692	19.7%

(1)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2009. TDS Investor (Luxembourg) S.à r.l., a Luxembourg company (“Luxco”), directly owns 39,792,148 shares of our common stock. TDS Investor (Cayman) L.P., a Cayman Islands limited partnership (“TDS Cayman”), through its wholly-owned subsidiaries, indirectly owns Luxco and may be deemed to be the beneficial owner of 39,792,148 shares of our common stock. The BCP Funds (as defined below), the Blackstone Funds (as defined below) and Blackstone Family Investment Partnership (Cayman) V-SMD L.P. (collectively, the “Blackstone LPs”) together directly own 6,229,179 shares of our common stock, of which 2,608,508 shares are directly owned by Blackstone Capital Partners (Cayman) V L.P., a Cayman Islands limited partnership (“BCP”). TDS Investor (Cayman) GP Ltd., a Cayman Islands company (“TDS Cayman GP”), is the general partner of TDS Cayman. Blackstone

Capital Partners (Cayman) V L.P., BCP (Cayman) V-S L.P., Blackstone Capital Partners V-A L.P. and BCP V Co-Investors (Cayman) L.P. (collectively, the “BCP Funds”), Blackstone Family Investment Partnership (Cayman) V L.P. and Blackstone Participation Partnership (Cayman) V L.P. (collectively, the “Blackstone Funds”) and Blackstone Family Investment Partnership (Cayman) V-SMD L.P. collectively have voting control over TDS Cayman GP and collectively have investment and voting control over the shares of our common stock that are directly and indirectly owned by TDS Cayman. Blackstone Management Associates (Cayman) V L.P., a Cayman Islands limited partnership (“BMA”), is a general partner of each of the BCP Funds. BLRA (as defined above) is general partner of BMA and each of the Blackstone Funds. As a general partner of TDS Cayman, TDS Cayman GP may be deemed to be a beneficial owner of 39,792,148 shares of our common stock. As a general partner of each of the BCP Funds, BMA may be deemed to be a beneficial owner of 46,021,327 shares of our common stock. As a general partner of the Blackstone Funds and BMA, BLRA may also be deemed to be a beneficial owner of such shares. Stephen A. Schwarzman is a controlling person of BLRA and, as such, may be deemed to be a beneficial owner of such shares. Each of TDS Cayman, TDS Cayman GP, the Blackstone LPs, BMA, BLRA and Mr. Schwarzman disclaims beneficial ownership of any shares of our common stock reported herein. The address of the business office of each of Luxco, TDS Cayman GP and TDS Cayman is c/o Travelport Limited, 400 Interpace Parkway, Building A, Parsippany, New Jersey 07054. The address of the business office of each of BCP, BMA, BLRA and Mr. Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

(2)	Based solely on a Schedule 13G/A filed with the SEC on February 17, 2009. Represents shares held directly by PAR Investment Partners, L.P. (“PIP”). PAR Group, L.P. (“PAR Group”) is the general partner of PIP. PAR Capital Management, Inc. (“PCM”) is the general partner of PAR Group. Each of PAR Group and PCM disclaims beneficial ownership of such shares. The business mailing address for PAR Investment Partners, L.P. is c/o PAR Capital Management, Inc., One International Place, Suite 2401, Boston, Massachusetts 02110.

PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE ORBITZ WORLDWIDE, INC. PERFORMANCE-BASED
ANNUAL INCENTIVE PLAN

At the Annual Meeting, our shareholders will be asked to approve the amendment and restatement of the Orbitz Worldwide, Inc. Performance-Based Annual Incentive Plan (as amended and restated, the “AIP”) which would (i) increase the number of available performance goals, (ii) give the compensation committee greater flexibility with respect to establishing bonus formulas using any one or more of the performance goals and (iii) change the maximum per participant award limitation during a performance period from 50% of the bonus pool to $10,000,000. The AIP was previously adopted by the compensation committee and the board, subject to shareholder approval with respect to current and future covered employees (“covered employees”) under Section 162(m) of the Code (“Section 162(m)”).

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the AIP. This Proposal 2 will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal.

Purpose of the Request for Approval

The board believes that a well designed incentive compensation plan for the Company’s executive officers is a significant factor in improving operating and financial performance of the Company, thereby enhancing shareholder value. Important elements of such a plan include:

•	pre-established goals and objectives for each performance period;

•	objective, measurable factors bearing on reported financial results and other metrics as the basis for any payments made under the plan; and

•	administrative oversight of the plan by the compensation committee.

The board also generally believes that all amounts paid pursuant to such a plan should be deductible as a business expense of the Company. Section 162(m) limits the deductibility of bonuses paid to a company’s chief executive officer and certain other executive officers, unless the plan under which they are paid meets specified criteria, including shareholder approval.

Briefly, Section 162(m) requires the following to ensure that bonuses paid to covered employees under the AIP are fully deductible:

•	bonuses be paid pursuant to an objective formula;

•	certification by the compensation committee that the performance goals in the formula have been satisfied; and

•	shareholders approve the material terms of the plan, including: (i) the eligible participants; (ii) the individual bonus limit; and (iii) the objective business criteria upon which the performance goals are based.

The board believes the adoption of the AIP is in the best interest of the Company’s shareholders and recommends a vote for approval of the AIP with respect to covered employees. If the AIP is not approved by the Company’s shareholders at the Annual Meeting, bonuses will not be paid to covered employees under the AIP or the Company’s Performance-Based Annual Incentive Plan in effect prior to this proposed amendment and restatement.

Material Features of the AIP

The following is a summary of the material features of AIP. This summary does not purport to be a complete description of all of the provisions of the AIP and is qualified in its entirety by reference to the AIP, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Purpose.  The purpose of the AIP is to reward and recognize employees for their contributions towards the achievement by the Company of certain objective goals related to the financial and operational performance of the Company and its subsidiaries.

It is the intention of the Company and the compensation committee to administer the AIP in compliance with Section 162(m) with respect to covered employees or participants who may become covered employees. With respect to all other participants, the AIP may be operated without regard to the constraints of Section 162(m). However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that awards made under the AIP to covered employees will qualify for exemption under Section 162(m). In addition, there may be circumstances under which the Company does not make awards that comply with Section 162(m).

Participants.  Individuals eligible for AIP awards are officers and key employees of the Company (as determined by the compensation committee), which include the Company’s covered employees. Each executive officer and each person who previously served as an executive officer during fiscal year 2009 and remains employed by the Company and is an eligible participant, has an interest in this proposal. The number of key employees who will participate in the AIP and the amount of future awards under the AIP are not presently determinable.

Administration.  The AIP will be administered by the compensation committee, which will have the authority to interpret the AIP, including all decisions on eligibility to participate, the establishment of performance goals, the amount of awards payable under the AIP, and the payment of awards. The compensation committee has delegated its administrative authority with respect to awards issued to participants who are not covered employees or executive officers to the most senior officer of the Company having principal oversight for human resources matters (which is currently the Chief Administrative Officer).

Amount of Awards and Maximum Awards.  This proposal enables us to provide a more competitive bonus plan reflecting the more prevalent customs and practices for bonus plans among our peer group. Awards under the AIP to each participant will be based on an individual incentive target for the performance period established by the compensation committee and the satisfaction of the applicable performance goal(s) determined by the compensation committee for such performance period. Prior to this amendment, our bonus plan provided that EBITDA was the only performance goal used to determine bonus payments to plan participants. Under the AIP, a performance goal is an objective formula or standard based on one or more of the following criteria and any objectively verifiable adjustment(s) thereto permitted and pre-established by the compensation committee in accordance with Section 162(m): (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation and/or amortization; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) capital expenditures, cost targets, reductions and savings and expense management; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals, and objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions, each with respect to the Company and/or one or more of its subsidiaries, divisions or business units. Awards payable to participants who are not subject to the limitations of Section 162(m) may take into account other factors (including subjective factors). A performance period is any period up to 36 months in duration as determined by the compensation committee. In order to qualify as performance-based compensation, the performance period(s) and the individual incentive target(s) and performance goal(s) with respect to each performance period will be determined by the compensation committee in its sole discretion and, with respect to covered employees, must be adopted no later than the latest time permitted by the Code in order for awards made pursuant to the AIP to be deductible under Section 162(m). Due to the business planning processes of the Company in 2009, any performance goals for fiscal year 2009 will be set after the applicable time limit for setting such goals under Section 162(m) and, therefore, any bonuses that may be paid to covered employees for fiscal year 2009 will be subject to the deduction limits of Section 162(m).

The actual amount of future awards under the AIP is not presently determinable. However, the AIP provides that the maximum amount of any award that can be paid under the AIP to any participant during any performance period is $10,000,000. Under the prior plan, the maximum amount was 50% of the plan’s incentive pool fund. The $10,000,000 maximum award is a more prevalent practice and gives the compensation committee greater flexibility than a maximum amount equal to 50% of the plan’s incentive pool fund. Further, the compensation committee, in its sole discretion, may reduce or eliminate the amount of any award otherwise payable to a participant under the AIP. With respect to participants who are not subject to the limitations of Section 162(m), the compensation committee, in its sole discretion, may increase the amount of an award otherwise payable under the AIP.

Payment of Awards.  The payment of an award for a given performance period generally requires the participant to be actively employed (or on a qualified leave of absence) and in good standing with the Company on the date the award is to be paid. Prior to the payment of any award under the AIP to a covered employee, the compensation committee must certify in writing that the terms and conditions underlying the payment of such award have been satisfied. Any awards made under the AIP must be made in cash and occur within a reasonable period of time after the end of the applicable performance period but may occur prior to the end of such performance period with respect to awards made to participants who are not subject to the limitations of Section 162(m).

Term and Amendment.  The AIP will be effective for performance periods beginning in fiscal year 2009. The AIP does not have a fixed termination date and may be terminated by the compensation committee at any time, provided that such termination will not affect the payment of any awards accrued under the AIP prior to the time of termination. The compensation committee may amend or suspend and, if suspended, reinstate, the AIP in whole or in part at any time, provided that any amendment of the AIP will be subject to shareholder approval to the extent required by Section 162(m) or any other applicable laws, regulations or rules.

Plan Benefits

All awards under the AIP to executive officers during fiscal year 2009 will be based on the Company’s actual performance during fiscal year 2009 and will be made at the discretion of the compensation committee. Therefore, the benefits and amounts that will be received or allocated under the AIP to the Company’s executive officers during fiscal year 2009 are not determinable at this time. Cash bonuses paid to our named executive officers during fiscal year 2008 are shown in this Proxy Statement in the Summary Compensation Table included in the section entitled “Executive Compensation” above and discussed in more detail in the section entitled “Executive Compensation — Compensation Discussion and Analysis — Short-Term Incentive Compensation” above. As discussed therein, no awards were paid to executive officers under the AIP, as originally adopted by the Company and approved by shareholders, during fiscal year 2008.

The board recommends a vote FOR approval of the amendment and restatement of the AIP.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE EQUITY AND
INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(m)
OF THE INTERNAL REVENUE CODE

General

At the Annual Meeting, our shareholders will be asked to approve an amendment to the Equity and Incentive Plan to increase, for purposes of complying with the performance-based compensation exception under Section 162(m) of the Code, the number of shares of our common stock subject to equity awards that can be granted to a single individual each calendar year from 1,000,000 shares to 5,000,000 shares for the grant of non-qualified stock options and stock appreciation rights and from 1,000,000 shares to 2,500,000 shares for the grant of restricted stock, restricted stock units and other stock-based awards. Amounts, if any, payable under the Equity and Incentive Plan for fiscal year 2009 and future years are not determinable at this time; awards made under the Equity and Incentive Plan during fiscal year 2008 to our named executive officers are set forth under “Executive Compensation — Grants of Plan-Based Awards During Fiscal Year 2008” above.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the above described amendment to the Equity and Incentive Plan. This Proposal 3 will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal. If this Proposal 3 is not approved by the Company’s shareholders at the Annual Meeting, this amendment will not take effect and the Equity and Incentive Plan approved at the 2008 Annual Meeting will remain in effect.

The following is a summary of terms of the Equity and Incentive Plan, as it is proposed to be amended. This summary is qualified in its entirety by reference to the complete text of the Equity and Incentive Plan, as proposed to be amended, which is attached as Appendix B to this Proxy Statement and incorporated herein by reference. The summary is not intended to be a complete description of the terms of the Equity and Incentive Plan.

Material Features of the Equity and Incentive Plan

General

The Equity and Incentive Plan provides for the grant of equity-based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to our directors, executive officers and other employees, advisors and consultants who are selected by the compensation committee for participation in the Equity and Incentive Plan.

Shares Available for Issuance

The total number of shares of our common stock reserved for issuance under the Equity and Incentive Plan is 15,100,000, of which 8,882,896 shares were outstanding and 6,217,104 shares were available for future issuance as of March 31, 2009. The number of shares of our common stock reserved for issuance under the Equity and Incentive Plan is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits and other dilutive changes in our common stock. Shares of our common stock subject to equity-based awards that are forfeited, cancelled, exchanged, surrendered or terminated or that expire, or shares of our common stock that are surrendered or withheld as payment for the exercise price of an award and/or withholding taxes in respect of an award, will again be available for issuance under the Equity and Incentive Plan. We are not currently asking our shareholders to approve an increase in the total number of shares reserved for issuance under the Equity and Incentive Plan.

Administration

The Equity and Incentive Plan is administered by the compensation committee, which is comprised solely of independent directors. The compensation committee has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The compensation committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Equity and

Incentive Plan and any awards granted thereunder and to make all other determinations necessary or advisable for the administration of the Equity and Incentive Plan. Where the vesting or payment of an award under the Equity and Incentive Plan is subject to the attainment of performance goals, the compensation committee is responsible for certifying that the performance goals have been attained. Neither the compensation committee nor the board has the authority under the Equity and Incentive Plan to reprice, or to cancel and re-grant, any stock option granted under the Equity and Incentive Plan, or to take any action that would lower the exercise, base or purchase price of any award granted under the Equity and Incentive Plan without first obtaining the approval of our shareholders. See Proposal 4 where we are asking our shareholders to approve an amendment to the Equity and Incentive Plan to authorize a one-time stock option exchange program.

Equity Incentive Programs

The Equity and Incentive Plan limits the maximum number of shares of our common stock that may be subject to equity awards granted to a single participant in any plan year. Under the Equity and Incentive Plan, no participant may receive awards of stock options and stock appreciation rights that cover in the aggregate more than 1,000,000 shares in any plan year. Additionally, no participant may receive awards of restricted stock, restricted stock units and other stock-based awards that cover in the aggregate more than 1,000,000 shares in any plan year. We propose to increase these limits such that (i) no participant may receive awards of non-qualified stock options and stock appreciation rights that cover in the aggregate more than 5,000,000 shares in any plan year, and (ii) no participant may receive awards of restricted stock, restricted stock units, and other stock-based awards that cover in the aggregate more than 2,500,000 shares in any plan year, in each case in order to allow the compensation committee to make competitive grants that qualify for the performance-based exception under Section 162(m) of the Code, based on current share prices, particularly in new hire situations. We do not propose to increase the current limit of 1,000,000 shares of our common stock subject to “incentive stock options” that may be issued under Section 422 of the Code that can be granted to a single individual each calendar year.

If any shares of our common stock subject to an award granted under the Equity and Incentive Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares of our common stock, or if shares of common stock are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares will again be available for awards under the Equity and Incentive Plan. In the event that the compensation committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of plan participants, then the compensation committee will make those equitable adjustments as it deems necessary or appropriate to any or all of:

•	the number and kind of shares of our common stock or other property that may thereafter be issued in connection with future awards;

•	the number and kind of shares of our common stock or other property that may be issued under outstanding awards;

•	the exercise price or purchase price of any outstanding award;

•	the performance goals applicable to outstanding awards; and

•	the maximum number of shares of our common stock that can be issued to any one participant in any one year.

The compensation committee determines all of the terms and conditions of equity-based awards under the Equity and Incentive Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals.

Performance Goals

Equity-based awards under the Equity and Incentive Plan may be based on attainment of performance goals to be determined by the compensation committee at its discretion. The compensation committee may base performance goals on any one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

•	pre-tax income or after-tax income;

•	income or earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, royalties, or extraordinary or special items;

•	net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements;

•	earnings or book value per share (basic or diluted);

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	return on net revenue;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	economic value created;

•	operating margin or profit margin;

•	stock price or total shareholder return;

•	income or earnings from continuing operations;

•	cost targets, reductions and savings, productivity and efficiencies; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions.

The performance goals are expressed in terms of attaining a specified level of the particular criterion or an increase or decrease in the particular criterion, and may be applied to us or one of our subsidiaries or divisions or strategic business units or a combination thereof, or may be applied to our performance relative to a market index (including industry or general market indices), or group of other companies, all as determined by the compensation committee. The compensation committee will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events, in response to changes in laws or regulations or to account for extraordinary or unusual events.

With respect to participants who are “covered employees” within the meaning of Section 162(m) of the Code, no payment may be made with respect to performance-based grants of equity awards prior to certification by the compensation committee that the applicable performance goals have been attained.

Stock Options and Stock Appreciation Rights

The compensation committee will determine the terms and conditions of stock options and stock appreciation rights granted under the Equity and Incentive Plan, which will be set forth in the award agreement. Stock options granted under the Equity and Incentive Plan may be “incentive stock options” or non-qualified stock options. A stock appreciation right confers on the participant the right to receive an amount, in cash or shares of our common stock, equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the stock appreciation right, and may be granted alone or in tandem with another award. The exercise price of a stock option or stock appreciation right granted under the Equity and Incentive Plan will not be less than the fair market value of our common stock on the date of grant. The exercise price of a stock appreciation right granted in tandem with a stock option will be the same as the stock option to which the stock appreciation right relates. The vesting of a stock option or stock appreciation right will be subject to such conditions as the compensation committee may determine, which may include the attainment of performance goals.

Restricted Stock

The compensation committee will determine the terms and conditions of awards of restricted stock granted under the Equity and Incentive Plan, which will be set forth in the award agreement. A restricted stock award granted under the Equity and Incentive Plan will consist of shares of our common stock that may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the applicable award agreement or until such time as the restrictions applicable to the award lapse. Under the Equity and Incentive Plan, the compensation committee will have the authority to determine the participants to whom restricted stock will be granted and the terms and conditions of restricted stock awards, including whether the lapse of restrictions applicable to the award will be subject to the attainment of one or more performance goals. Certificates issued in respect of shares of restricted stock will be held by us until such time as the restrictions lapse, at which time we will deliver a certificate to the participant.

Restricted Stock Units

A restricted stock unit is an award of a right to receive a share of our common stock. These awards will be subject to such restrictions on transferability and other restrictions, if any, as the compensation committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including without limitation a specified period of employment or the satisfaction of pre-established performance goals), in such installments, or otherwise, as the compensation committee may determine.

Dividends

The compensation committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards.

Term; Amendment

No awards will be made under the Equity and Incentive Plan after July 19, 2017. The board may amend or terminate the Equity and Incentive Plan at any time, provided that the amendment or termination does not adversely affect any award that is then outstanding without the award holder’s consent. We must obtain shareholder approval of an amendment to the Equity and Incentive Plan if shareholder approval is required to comply with any applicable law, regulation or stock exchange rule.

The board recommends a vote FOR approval of the amendment to the Equity and Incentive Plan.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN TO AUTHORIZE A STOCK OPTION EXCHANGE PROGRAM

At the Annual Meeting, our shareholders will be asked to approve an amendment to the Equity and Incentive Plan to authorize a one-time stock option exchange program under which eligible employees would have the opportunity to exchange certain underwater stock options for a lesser number of new stock options (“new stock options”) with an exercise price equal to the fair market value of our stock at the completion of the exchange offer. No members of the board or our Chief Executive Officer will participate in the stock option exchange program.

The board has determined that it is in our best interests and the best interests of our shareholders to approve the amendment authorizing the stock option exchange program to enhance our employee retention efforts in the face of a global recession and the decline in our stock price. If approved by shareholders, we believe the proposed stock option exchange program would enable us to:

•	motivate and engage our eligible employees to continue to build shareholder value;

•	reduce the total number of our outstanding stock options, or overhang, since a substantially smaller number of new stock options will be granted for the surrendered stock options; and

•	recapture retentive and incentive value from the compensation expense that we record in our financial statements with respect to eligible stock options that are currently underwater.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the amendment to the Equity and Incentive Plan authorizing the stock option exchange program described herein. This Proposal 4 will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal.

Overview of the Stock Option Exchange Program

Subject to shareholder approval, the board has authorized a one-time stock option exchange program under which eligible employees would have the opportunity to exchange outstanding stock options that are significantly underwater for a lesser number of new stock options to be granted under the Equity and Incentive Plan. If shareholders approve this proposal, the stock option exchange program must be commenced within twelve months of the date shareholders approve the proposal. Within this timeframe, the actual start date would be determined by the compensation committee. However, even if shareholders approve this proposal, the compensation committee may later determine not to implement the stock option exchange program. If the stock option exchange program does not commence within twelve months of shareholder approval, the Company will consider any stock option exchange program to be a new one, requiring new shareholder approval.

Eligibility.  The exchange offer made under the stock option exchange program will generally be open to all employees of Orbitz Worldwide, Inc. and our domestic and foreign subsidiaries who are employed at the completion of the exchange offer and who hold stock options eligible for the exchange offer. We may exclude employees in non-U.S. jurisdictions from the exchange offer if local laws would make their participation infeasible or impractical. Members of the board and our Chief Executive Officer, who was hired on January 6, 2009, will not participate in the exchange offer. Our other executive officers will be eligible to participate in the exchange offer, because all of their stock options are underwater. We believe that the retention of these individuals, who may be recruited by our competitors, is critical to our long-term success in an increasingly competitive industry. Stock options eligible for the exchange offer (“eligible options”) will be those having an exercise price per share that is $6.28 or greater that were granted before the onset of the declining global economy. At March 31, 2009, there were approximately three million shares subject to eligible options, excluding options held by former employees who would not be eligible to participate in the exchange offer. We understand that RiskMetrics may recommend that shareholders not vote in favor of this amendment if stock options with exercise prices below the 52-week high trading price of our common stock are eligible for exchange. However, we think recent global economic events minimize the relevancy of this 52-week guideline and stock options with exercise prices at or above $6.28 per share, which approximates the trading price of our common stock at the onset of the declining global economy, should be eligible for exchange rather than $8.99, the 52-week high as of the date of this Proxy Statement. Nevertheless, the 52-week guideline may be satisfied depending on when during the twelve-month period following shareholder approval the compensation committee decides to implement the exchange offer.

Terms of New Stock Options.  The number of shares subject to the new stock options will depend on the exercise price and remaining term of the surrendered, eligible options and our stock price at the completion of the exchange offer, as set out in further detail in the table below under “Terms of the Exchange Offer — Exchange Ratio.” The new stock options will have an exercise price equal to the fair market value of a share of our common stock on the date of grant. As a result, we do not know what the exercise price of the new stock options will be because the grant date for the new stock options will be the date of the completion of the exchange offer. To the extent any portion of eligible options were vested, the corresponding vested portion of the new stock options will be subject to a black-out period, which will provide that the vested portion of the new stock options generally may not be exercised for six months following the completion of the exchange offer. The unvested new stock options will otherwise be subject to the same vesting schedule as the surrendered, eligible options.

Reasons for the Exchange Offer

We have granted stock options to a significant portion of our employees consistent with the view that long-term compensation should align our employees’ interests with the interests of our shareholders. While our employees’ compensation packages include a number of different components, we believe equity compensation is one of the key components as it encourages employees to work toward our success and provides a means by which employees benefit from increasing the value of our common stock. We also believe that equity compensation plays a vital role in the retention and recruiting of employees. Because all of our stock options are currently underwater, we are lacking a significant component of our compensation strategy.

Background

The initial public offering of our common stock priced at $15.00 per share in July 2007. Since then, our stock price has experienced a significant decline primarily as a result of increased competitive pressures, the global economic recession and weakness in the travel industry. On March 31, 2009, all of our outstanding stock options had exercise prices greater than $1.33, the mean between the highest and lowest reported sales price per share of our common stock on the NYSE on that date. On March 31, 2009, these underwater options had a weighted average exercise price of $9.54 and a weighted average remaining term of 7.2 years.

Many of our employees view equity as a significant component of their overall compensation. However, because our outstanding stock options are significantly underwater, most of our employees believe that their stock options have little, if any, value. Our outstanding stock options are no longer an effective means of retaining our key employees, despite the fact that we will continue to recognize compensation expense for these stock options over the remaining service period. Further, in the wake of the current economic environment, offering significant cash incentives to improve the retention of our key employees may not be desirable. The board believes that the Company currently faces a substantial risk of employees departing for other opportunities unless we recapture the potential value of their outstanding equity incentives. Because we intend to limit this year’s annual equity grants to a select group of key contributors and high performers to limit the potential dilution to our shareholders, it is imperative that through the stock option exchange program we restore viable, long-term incentives to those individuals who will not receive an annual equity grant this year.

The Proposed Exchange Offer and Consideration of Alternatives

We have designed the terms of the proposed exchange offer with the objective of increasing the retentive and motivational value of outstanding equity awards for our employees. We considered a number of alternatives before concluding that a stock option exchange program is the most effective vehicle to retain and incentivize our employees who have deeply underwater stock options. We considered the payment of cash for underwater stock options; however, the payment of cash for underwater stock options would consume cash needed for other operational needs of the business.

We concluded a stock option exchange program will effectively retain and motivate our employees, and benefit our shareholders for the following reasons:

•	Improved retention will enhance long-term shareholder value. Because all of our outstanding stock options are underwater and most of our employees view their underwater stock options as having little or no value, the majority of our outstanding stock options are ineffective as incentives. We believe that we need to offer new ways to motivate and retain our employees to enhance long-term shareholder value. Eligible employees who choose to participate in the exchange offer will receive new stock options with an exercise price based on the market value of our common stock at the time of the exchange and will have an opportunity to benefit from future increases in the price of our common stock. The new stock options will also provide an ongoing performance incentive for our employees to work toward improving our business because the new stock options will only have value if our stock price increases.

•	Dilution will be reduced. The exchange offer is expected to reduce our equity overhang, particularly that portion consisting of stock options having the highest exercise prices with the least employee retention value, as we would cancel a large number of underwater stock options and issue a fewer number of new stock options in their place. If approved, the exchange offer will be open to eligible employees holding stock options with an exercise price of $6.28 or above, which represented approximately three million shares at March 31, 2009. We currently record a substantial charge to earnings for the underwater stock options, which is adverse to the best interest of our shareholders since these underwater stock options have no value in retaining the employees who are key to our success.

•	The proposed exchange ratios are intended to make the option exchange neutral to our financial results. The exchange ratios that will be used to determine the number of new stock options that will be issued for surrendered stock options will be calculated to provide as near as possible an equal exchange of value. Eligible options and the new stock options will be valued using the Black-Scholes option pricing model, which uses several variables to determine fair value, including the market price of our common stock on the grant date. If the stock option exchange program is approved and implemented, the exchange ratios will result in fewer shares being subject to the new stock options than were subject to the underwater stock options tendered in the exchange offer. Although the actual financial impact of the proposed exchange will depend on the final results of any exchange offer and actual exchange ratios, we believe the proposed exchange offer will result in a nominal amount of incremental compensation expense, if any, for financial accounting purposes.

Description and Implementation of the Stock Option Exchange Program

The exchange offer may be implemented, if at all, at any time within twelve months following shareholder approval. Under the exchange offer, eligible employees will have an opportunity to exchange their eligible options (“old stock options”) for a lesser number of new stock options with a lower exercise price based on an exchange ratio which is described in more detail below under “Terms of the Exchange Offer — Exchange Ratio.” To the extent any portion of the old stock options were vested, the corresponding vested portion of the new stock options will be subject to a black-out period which will provide that the vested portion of the new stock options may not be exercised for six months following the completion of the exchange offer, as more fully explained below under “Terms of the Exchange Offer.” Participation in the stock option exchange program will be voluntary, and eligible employees will be able to choose on a grant-by-grant basis whether to receive a lesser number of new stock options if they decide to tender their old stock options for exchange.

Upon the commencement of the exchange offer, employees holding eligible options will receive written materials in the form of an “Offer to Exchange” explaining the precise terms and timing of the exchange offer. Eligible employees will be given at least 20 business days to elect to exchange their eligible options for new stock options. At or before the commencement of the exchange offer, we will file the Offer to Exchange with the Securities and Exchange Commission (“SEC”) as part of a tender offer statement on Schedule TO. The compensation committee will retain the authority, in its sole discretion, to terminate, amend or postpone the exchange offer at any time prior to expiration of the election period provided under the exchange offer.

Terms of the Exchange Offer

Eligible Options.  Eligible options will consist of those outstanding stock options having an exercise price of $6.28 per share or higher. As of March 31, 2009, there were outstanding stock options for approximately three million shares that are held by our current employees that would be eligible to be exchanged. A more detailed breakdown of the eligible options is set forth in the table below under “Exchange Ratio.”

Eligible Employees.  All of our employees who hold eligible options would be eligible to participate in the exchange offer. Members of the board and our Chief Executive Officer, who was hired on January 6, 2009 and was granted 1,000,000 stock options with an exercise price of $4.15 per share, would not be eligible to participate. Even though our Chief Executive Officer holds stock options that are significantly underwater, he is not eligible to participate in the exchange offer because these stock options were granted after the onset of the global economic decline. In addition, we may exclude employees in non-U.S. jurisdictions from the exchange offer if local laws would make their participation infeasible or impractical. To be eligible, an employee must be employed by us or one of our subsidiaries both at the time the exchange offer commences and on the date the old stock options are cancelled and new stock options are granted to replace them. Any eligible employee holding eligible options who elects to participate but whose employment terminates for any reason prior to the grant of the new stock options, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be eligible to participate in the exchange offer and will instead retain his or her eligible options subject to their existing terms. As of March 31, 2009, approximately 129 of our employees held eligible options that would currently be eligible to participate in the exchange offer.

Exchange Ratio.  The number of eligible options that would be surrendered for cancellation in exchange for the grant of a new stock option is known as the “exchange ratio.” The method for determining the exchange ratio will be designed to result in the issuance of new stock options with a fair value for financial accounting purposes approximately equal to the fair value of the eligible options surrendered in the exchange. The fair values will be calculated using the Black-Scholes option pricing model, which will take into account our stock price at the completion of the exchange offer, the original exercise price and other terms of the eligible options being surrendered as well as other variables including the volatility of our common stock and the expected term of the new stock options. In the exchange offer, an eligible employee would be given the opportunity to exchange his or her eligible options on a grant-by-grant basis for a grant of a smaller number of new stock options.

The hypothetical exchange ratios set out below were established based on the mean between the highest and lowest reported sales price per share of our common stock on March 16, 2009. The actual exchange ratios that will be used to determine the number of new stock options to be granted in the exchange offer will be determined at the completion of the exchange offer. The actual exchange ratio will be set so that the new stock options have an aggregate value substantially equivalent to the value of the eligible options tendered for exchange (or “value-for-value”), using a Black-Scholes option pricing model as described above.

			Exchange Ratio
			(Old Stock Options
	Black-Scholes Value	Black-Scholes Value	to New Stock
Exercise Price of Old Stock Options	Old Stock Option	New Stock Option	Option)

$15.00	$0.08	$0.56	7 to 1
$15.00 (converted Travelport equity)	$0.08	$0.54	6.75 to 1
$8.58	$0.19	$0.58	3 to 1
$6.28	$0.13	$0.52	4 to 1

The following table shows the number of eligible options held by our current employees within each exercise price range as of March 31, 2009:

Number of
Exercise Price of Eligible Options	Shares

$15.00	1,305,939
$15.00 (converted Travelport equity)	102,682
$8.58	15,025
$6.28	1,594,446

Total	3,018,092

Description of New Stock Options.  The new stock options granted in the exchange offer will represent rights to purchase shares of our common stock at a specified exercise price on dates when those rights will have vested following a required period of employment. A portion of the new stock options issued in the exchange offer may be vested to the extent the old stock options were vested, but an option holder will be required to wait six months after the completion of the exchange offer before he or she may exercise the new vested stock options. The remaining portion of the new stock options will be completely unvested at the time of grant and will become vested, subject to the eligible employee’s continued employment with us, pursuant to the vesting schedule of the old stock options. However, an option holder will be required to wait until the six-month anniversary of the completion of the exchange offer before he or she may exercise any portion of the unvested new stock options that later vest within six months of the completion of the exchange offer. A participant in the exchange offer will generally forfeit any new stock options he or she receives to the extent they remain unvested at the time his or her employment with us terminates for any reason. The new stock options will have the same maximum term as the old stock options, subject to earlier expiration in connection with termination of employment.

Potential Modification of Terms to Comply with Government Regulations

The terms of the exchange offer will be described in an Offer to Exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the terms of the exchange offer, it is possible that we may need to alter certain terms of the exchange offer to comply with comments from the SEC. Changes in the terms of the exchange offer may also be required for tax or accounting purposes. In addition, we intend to make the exchange offer available to our employees who are located outside of the United States, where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we therefore may need to make modifications to the terms offered to employees in countries outside the U.S. to comply with local requirements. The compensation committee will retain the discretion to make any such necessary or desirable changes to the terms of the exchange offer.

U.S. Federal Income Tax Consequences

We believe that the exchange offer will be treated as a non-taxable exchange for U.S. federal income tax purposes. Therefore, we believe that participating U.S. employees should not realize any income for U.S. federal income tax purposes upon the grant of the new stock options. These employees will generally be subject to tax (including income and employment tax withholding) upon exercise of the new stock options. We will generally be eligible for a tax deduction equal to the income recognized by the exercising employee. The tax consequences of the receipt of the new stock options for participating non-U.S. employees may differ significantly from the U.S. federal income tax consequences described above. All employees are urged to seek the advice of their own tax advisor in connection with the exchange offer.

Accounting Treatment

Under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS No. 123R”), to the extent the fair value of each grant of new stock options exceeds the fair value of the old stock options surrendered therefor, this excess will be recognized by us as compensation expense, in addition to any remaining unrecognized expense for the old stock options surrendered. This incremental expense will be recognized ratably over the vesting period of the new stock options in accordance with the requirements of SFAS No. 123R. In the event that any of the new stock options are forfeited prior to their settlement due to termination of employment, the incremental expense for the forfeited stock options will be reversed and will not be recognized.

New Plan Benefits

Because participation in the exchange offer is voluntary, the benefits or amounts that will be received by any participant or groups of participants, if the proposal is approved, are not currently determinable. None of the members of the board or our Chief Executive Officer will be eligible to participate in the exchange offer. As of March 31, 2009, the maximum number of shares underlying eligible options held by eligible employees that would be cancelled in the exchange offer is 3,018,092 shares, and the maximum number of shares underlying the new stock options that would be granted will depend on the factors described above under “Terms of the Exchange Offer” but will be less than the number of shares underlying the old stock options for the reasons stated above.

Amendment to the Plan

In order to permit us to implement the exchange offer in compliance with the Equity and Incentive Plan and applicable NYSE listing rules, the compensation committee recommended and the board approved an amendment to the Equity and Incentive Plan, subject to the approval by our shareholders at the Annual Meeting. If our shareholders vote to approve the amendment, the following language will be added following the last sentence of the first paragraph of Section 3 of the Equity and Incentive Plan:

“Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, a one-time only stock option exchange program, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price, or other equity benefit as may be approved by the Committee, provided that such one-time only stock option exchange program is implemented within twelve months of the date of such stockholder approval.”

Other material terms of the Equity and Incentive Plan are discussed in “Proposal 3 — APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE.”

The board recommends a vote FOR approval of the amendment to the Equity and Incentive Plan to authorize a stock option exchange program.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. This appointment was designated by Travelport as required under the terms of the separation agreement that we entered into with Travelport in connection with our initial public offering. The board and the audit committee recommend that shareholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009. Although we are not required to do so, we believe that it is appropriate to request that shareholders ratify this appointment. If shareholders do not ratify the appointment, the audit committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. Representatives of Deloitte & Touche LLP will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to questions.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the ratification of the appointment of Deloitte & Touche LLP. The ratification of the appointment will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal.

The board recommends a vote FOR approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Fees Incurred for Services of Deloitte & Touche LLP

Set forth below is a summary of fees for professional services by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for fiscal years 2008 and 2007.

	2008	2007

Audit Fees	$4,475,765	$5,596,640
Audit-Related Fees	—	—
Tax Fees	328,177	123,920
All Other Fees	—	—

Total	$4,803,942	$5,720,560

Audit Fees

Audit fees primarily consist of professional services rendered for the audit of our annual financial statements and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include professional services rendered in connection with periodic reports and registration statements we filed with the SEC (for example, the registration statement filed in connection with our initial public offering) and for statutory audits that are required for certain of our foreign subsidiaries.

Tax Fees

Tax fees consist of fees billed for professional services rendered for tax compliance and international tax planning and consulting.

Approval of Services Provided by Independent Registered Public Accounting Firm

The audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The audit committee has adopted a policy requiring the pre-approval of any non-audit services performed by the Company’s independent registered public accounting firm to ensure that such services do not impair the firm’s independence. This policy requires that, unless a proposed service has received general pre-approval by the audit committee, it will require specific pre-approval if it is to be performed by the Company’s independent registered public accounting firm. All requests or applications for services to be provided by the independent auditor must be submitted to our chief financial officer, who determines whether such services are included within the list of services that have received general pre-approval or whether they require specific pre-approval by the audit committee. The audit committee has considered whether the nature of the services provided by Deloitte & Touche LLP for tax and non-audit services are compatible with maintaining the nature of the firm’s independence and has determined that such services are compatible with the provision of independent audit services. All of the services performed by Deloitte & Touche LLP in fiscal years 2008 and 2007 were pre-approved in accordance with the policy adopted by the audit committee as described above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The audit committee’s charter provides that the audit committee is responsible for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. “Related person” refers to a person or entity who is, or at any point since the beginning of the last fiscal year was, a director, executive officer, nominee for director, or 5% stockholder of us and their immediate family members.

As a general matter, under the delegation of authority policy adopted by the board, related-person transactions where the amount involved could reasonably be expected to exceed $120,000 in any calendar year, or a material amendment or modification of any such transaction, are submitted to the audit committee for review and approval before the transaction is consummated. If advance approval of a related-person transaction is not obtained, then the transaction must be submitted to the audit committee for ratification, as soon as reasonably practicable, but in any event, at the audit committee’s next regularly scheduled meeting. If the audit committee does not ratify a related-person transaction that has been consummated without its approval, the audit committee will, in consultation with the General Counsel, consider whether additional action is necessary, such as terminating the transaction on a prospective basis, rescinding it or modifying it in a manner that would facilitate ratification by the audit committee.

As provided in the audit committee’s charter, in the course of its review and approval or ratification of a related-person transaction, the audit committee will consider:

•	the nature of the related-party’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related-party and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the audit committee deems appropriate.

The audit committee has pre-approved certain related-person transactions entered into in the ordinary course of the Company’s business, in cases where:

•	the interest of the related person arises only from (a) the related person’s position as a director (or similar position) of the entity that is a party to the transaction, or (b) the direct or indirect ownership by the related person of at least a 10% equity interest in the entity that is party to the transaction; and

•	the aggregate amount involved does not, in any single fiscal year, exceed the greater of $1,000,000 or two percent (2%) of the consolidated revenue of the other entity that is a party to the transaction.

Notwithstanding the above, any related-person transactions where Travelport and/or any of its subsidiaries are a party to the transaction are not to be deemed pre-approved by the audit committee.

Any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, he or she may be counted in determining the presence of a quorum at a meeting of the audit committee at which the transaction is considered.

Related Person Transactions with Travelport and its Subsidiaries

In connection with our initial public offering in July 2007 (the “IPO”), we entered into a number of agreements with Travelport that formalized our ongoing commercial relationship and provided for both parties to provide certain transition services to the other party. As of December 31, 2008, Travelport and its subsidiaries collectively owed us approximately $10 million, on a net basis, under these agreements. We net settle the amounts due to and from Travelport and its subsidiaries under these agreements.

Separation Agreement

We entered into a Separation Agreement with Travelport at the time of the IPO that provided the general terms for the separation of our respective businesses. This agreement was amended on May 5, 2008 and January 23, 2009. References to the Separation Agreement below refer to the Separation Agreement, as amended.

Guarantees, Letters of Credit.  During the time when we were a wholly-owned subsidiary of Travelport, Travelport provided guarantees, letters of credit and surety bonds on our behalf under our commercial agreements and leases and for the benefit of certain regulatory agencies. Under the Separation Agreement, we are required to use commercially reasonable efforts to have Travelport released from any then outstanding guarantees and surety bonds. As a result, Travelport no longer provides surety bonds on our behalf or guarantees in connection with commercial agreements or leases entered into or replaced by us subsequent to the IPO. In addition, Travelport agreed to continue to issue letters of credit on our behalf through at least March 31, 2010 and thereafter so long as Travelport and its affiliates (as defined in the Separation Agreement) own at least 50% of our voting stock, in an aggregate amount not to exceed $75 million (denominated in U.S. dollars). Travelport charges us fees for issuing, renewing or extending letters of credit on our behalf, and these fees totaled approximately $2.5 million during fiscal year 2008. At December 31, 2008, there were approximately $67 million of letters of credit issued by Travelport on our behalf.

Indemnification.  Under the Separation Agreement, we agreed to indemnify Travelport and its officers, directors, employees and agents against certain losses including, but not limited to, litigation matters and other claims.

Registration Rights.  The Separation Agreement provides that Travelport can demand that we register the resale of our common stock held by Travelport and persons or entities that acquire or otherwise received common stock from Travelport that is subject to these registration rights. In addition, Travelport has certain “piggyback” registration rights that would allow Travelport to include its shares in any future registrations of our common stock, whether that registration relates to a primary offering by us or a secondary offering by or on behalf of other shareholders.

Non-Solicitation and Non-Hire of Employees.  The Separation Agreement provides that for a period of two years after the IPO, neither we nor Travelport will solicit for employment or hire the other party’s employees with total annual base salary plus bonus of $150,000 or more without the consent of the other party. In addition, certain subsidiaries are prohibited from soliciting any such employees regardless of their annual salary.

Equity Purchase Rights.  The Separation Agreement provides that, so long as Travelport beneficially owns at least 50% of the combined voting power of all our outstanding voting securities, Travelport may purchase its pro rata share, based on its then-current percentage equity interest in us, of any voting equity securities issued by us, excluding any securities issued under employee stock options or other benefit plans, dividend reinvestment plans and certain other offerings other than for cash.

Transition Services Agreement

We entered into a Transition Services Agreement with Travelport at the time of the IPO. Under the terms of this agreement, as amended, Travelport provided us with certain transition services, including insurance, human resources and employee benefits, payroll, tax, communications, collocation and data center facilities, information technology and other services that had been shared by the companies prior to the IPO. In addition, we have provided Travelport with certain services, including accounts payable, information technology hosting, data warehousing and storage, as well as Sarbanes-Oxley compliance testing and deficiency remediation. The terms for the services provided under the Transition Services Agreement generally expired on March 31, 2008. The term of the Transition Services Agreement has been extended until June 30, 2009 for services Travelport provides us related to the support of applications for storage of certain financial and human resources data. The charges for the services provided under the Transition Services Agreement are based on the time expended by the employee or service provider billed at the approximate human resource cost, including wages and benefits. During fiscal year 2008, we incurred expenses of approximately $5 million during fiscal year 2008 for services provided by Travelport to us under the Transition Services Agreement. The services we provided to Travelport under the agreement during fiscal year 2008 were of nominal value.

Master License Agreement

We entered into a Master License Agreement with Travelport at the time of the IPO. Under this agreement, Travelport licenses certain of our intellectual property and pays us fees for related maintenance and support services. The licenses include our supplier link technology; portions of ebookers’ booking, search and dynamic packaging technologies; certain of our products and online booking tools for corporate travel; portions of our white label dynamic packaging technology; and our extranet supplier connectivity function that is currently being developed as part of our global technology platform.

The Master License Agreement granted us the right to use a corporate online booking product that Travelport was developing at the time we entered into the agreement. The development of this product is now complete, and we have entered into a value added reseller license with Travelport for this product.

Equipment, Services and Use Agreements

Prior to the IPO, we shared twelve office locations with Travelport. In connection with the IPO, we separated the leasehold properties based upon our respective business operations and assigned a leasehold interest where one company had exclusive use or occupation of a property. Travelport remained liable to landlords for all lease obligations with guarantee agreements, unless expressly released from this liability by the respective landlord.

We also entered into an Equipment, Services and Use Agreement for each office occupied by both parties. This agreement commenced in most locations on June 1, 2007 and provided that the cost of the shared location would be ratably allocated. The agreement expired on December 31, 2007, but automatically renewed for an additional one-year term unless a termination notice was served. Termination notices had been served for eight of the twelve locations as of December 31, 2008. The agreement for the remaining four locations expires during fiscal year 2009.

Tax Sharing Agreement

In connection with the IPO, we entered into a Tax Sharing Agreement with Travelport that provided for the preparation and filing of tax returns, the payment of taxes, the allocation of tax liabilities between us and Travelport, the receipt of tax refunds and tax-related payments, and the conduct of tax audits and similar tax controversies. Under the Tax Sharing Agreement, we are required to indemnify Travelport for all taxes that are attributable to our business or any breach by us of our obligations under the Tax Sharing Agreement. Conversely, Travelport will indemnify us for all taxes that are attributable to Travelport’s business or any breach by Travelport of its obligations under the Tax Sharing Agreement. Finally, we agreed to split (on a 29%/71% basis):

•	taxes attributable to certain restructuring transactions undertaken in contemplation of the IPO;

•	certain taxes imposed as a result of our prior membership in a consolidated group, including (i) the consolidated group for U.S. federal income tax purposes of which the Company was the common parent and (ii) the consolidated group of which Cendant Corporation (“Cendant”) was the common parent;

•	any tax-related liabilities under the agreement by which we were acquired from Cendant; and

•	any other taxes (other than those described above) that are attributable to a taxable period (or portion of a taxable period) prior to the IPO that do not relate to our business or Travelport’s business.

GDS Service Agreement

In connection with the IPO, we entered into an agreement with Travelport to use GDS services provided by Galileo and Worldspan. This agreement became effective in July 2007 with respect to Galileo and in August 2007 with respect to Worldspan upon completion of Travelport’s acquisition of Worldspan. This agreement expires on December 31, 2014.

Under the Travelport GDS service agreement, we earn incentive revenue for each segment that is processed through Galileo or Worldspan. The agreement requires us to process a certain number of segments through Worldspan and Galileo. The number of segments we are required to process through Worldspan remains fixed at 16 million segments, while the number of segments we are required to process through Galileo is subject to adjustment based upon the actual segments processed in the preceding year. In 2008, we were required to process approximately 22 million segments through Galileo. If we meet the minimum number of segments, we are not required to make shortfall payments to Galileo or Worldspan. Our failure to process the required number of segments would result in our having to pay Travelport a shortfall payment of $1.25 per segment below the required minimum. We did not pay Travelport any shortfall payments in fiscal year 2008.

A significant portion of our GDS services are provided under the GDS service agreement with Travelport. In fiscal year 2008, we recognized approximately $108 million of incentive revenue for segments processed through Galileo and Worldspan.

Hotel Sourcing and Franchise Agreement

Under a Master Supply and Services Agreement with Donvand Limited and OctopusTravel Group Limited (doing business as Gulliver’s Travel Associates, or “GTA”), which are wholly-owned subsidiaries of Travelport, we pay GTA a contract rate for hotel and destination services products GTA makes available to us for booking on our websites. The contract rate exceeds the prices at which suppliers make their inventory available to GTA for distribution and is based on a percentage of the rates GTA makes available to its other customers. The initial term of the GTA Agreement expires on December 31, 2010. Under the GTA agreement, we are restricted from providing access to hotels and destination services content to certain of GTA’s clients until December 31, 2010. During fiscal year 2008, we recorded net revenue of approximately $44 million related to hotel and destination services made available to us for booking on our websites under this agreement. The net revenue recorded by us under this agreement represents the difference between what the customer paid and the agreed-upon rate we paid to GTA.

Corporate Travel Agreement

We provide corporate travel management services to Travelport and its subsidiaries and received a nominal amount in fiscal year 2008 for these services. We believe that this agreement has been executed on terms comparable to those of unrelated third parties.

Related Person Transactions with Affiliates of The Blackstone Group and TCV

Service Agreements with Intelenet Global Services

We are party to various service agreements with companies owned by Intelenet Global Services, a portfolio company of The Blackstone Group, under which we receive call center and telesales, back office administrative, information technology and financial services. We incurred expenses of approximately $34 million under these agreements during fiscal year 2008.

Other Agreements

The Blackstone Group and TCV are in the business in making investments in various companies and have ownership interests in, and affiliations with, a broad range of companies. In the normal course of conducting our business, we have entered into various agreements with affiliates of The Blackstone Group and TCV. For example, we have agreements with certain hotel management companies that are affiliates of The Blackstone Group and that provide us with access to their hotel inventory. We also purchase services from certain affiliates of The Blackstone Group and TCV such as telecommunications and advertising, and certain of their affiliates utilize our partner marketing programs and corporate travel services. We believe that these agreements have been executed on terms and conditions comparable to those of unrelated third parties, and we do not believe that any of these agreements is of great enough value to be considered material.

SHAREHOLDER PROPOSALS

Shareholders who wish to submit a proposal to be included in our 2010 proxy statement and presented at the 2010 Annual Meeting, must cause the proposal to be received at our executive offices, Orbitz Worldwide, Inc., Attention: Corporate Secretary, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, by no later than December 23, 2009. This will enable us to evaluate the proposal for its possible inclusion in the proxy statement in connection with that meeting.

Shareholders who wish to submit a proposal to be presented at the 2010 Annual Meeting, but not included in our 2010 proxy statement, or who wish to nominate a candidate for election as a director at that meeting, are required by our by-laws to cause notice of such proposal or nomination to be delivered to our executive offices at the address above. To be considered for a vote at the 2010 Annual Meeting, such notice must be delivered after February 1, 2010 and before March 3, 2010, except that, if the 2010 annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2009 Annual Meeting, such notice must be received no later than the close of business on the tenth day after the day on which notice of the date of the 2009 Annual Meeting is mailed or publicly disclosed by us, whichever occurs first. Any such notice of proposal or nomination must contain the information required by our by-laws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. A number of brokers with account holders who are our shareholders will be sending out a notice this year regarding the “householding” of proxy materials. As indicated in the notice that will be provided by these brokers, a single proxy statement, an Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once a shareholder has received notice that the broker will be “householding,” “householding” will continue until the shareholder is notified otherwise or until the shareholder has revoked consent by notifying the broker. If you would prefer to receive separate copies of a proxy statement, annual report or notice of Internet availability of proxy materials for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to our corporate secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, we will provide separate copies of the Annual Report, this Proxy Statement and/or the Notice of Internet Availability of Proxy Materials.

OTHER MATTERS TO COME BEFORE THE MEETING

The board of directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS SOON AS POSSIBLE.

By Order of the Board of Directors

James P. Shaughnessy
Secretary

April 22, 2009
Chicago, Illinois

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE. ANY WRITTEN REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT ORBITZ WORLDWIDE, INC., 500 W. MADISON STREET, SUITE 1000, CHICAGO, ILLINOIS 60661.

APPENDIX A

AMENDED AND RESTATED
ORBITZ WORLDWIDE, INC.
PERFORMANCE-BASED ANNUAL INCENTIVE PLAN

1.	PURPOSE

The purpose of the Orbitz Worldwide, Inc. Performance-Based Incentive Plan (as amended from time to time, the “Plan”) is to reward and recognize eligible employees for their contributions towards the achievement by Orbitz Worldwide, Inc. (together with its subsidiaries, the “Company”) of certain Performance Goals (as defined below). The Plan is designed with the intention that the incentives paid hereunder to certain executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). However, the Company can not guarantee that awards under the Plan will qualify for exemption under Section 162(m) and circumstances may present themselves under which awards under the Plan do not comply with Section 162(m). The adoption of the Plan as to current and future covered employees (as determined under Code Section 162(m)) is subject to the approval of the Company’s shareholders.

2.	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a) “Award” means the amount of a cash incentive payable under the Plan to a Participant with respect to a Performance Period.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Committee” means the Compensation Committee of the Board or another Committee designated by the Board which is comprised of two or more “outside directors” as defined in Code Section 162(m).

(d) “Participant” means any officer or key employee of the Company who is designated as a Participant by the Committee.

(e) “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period based on one or more of the following criteria and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation and/or amortization; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) capital expenditures, cost targets, reductions and savings and expense management; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals, and objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions, each with respect to the Company and/or one or more of its subsidiaries, divisions or business units. Awards issued to Participants who are not subject to the limitations of Code Section 162(m) may take into account other factors (including subjective factors).

(f) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

3.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including all decisions on eligibility to participate, the establishment of Performance Goals, the amount of Awards payable under the Plan, and the payment of Awards. The Committee shall also have the discretionary authority to establish rules under the Plan so long as such rules do not explicitly conflict with the terms of the Plan and any such rules shall constitute part of the Plan. The decisions of the Committee shall be final and binding on all parties making claims under the Plan. The Committee has delegated its administrative authority with respect to Awards issued to Participants who are not current or future covered employees (as defined in Section 1) or executive officers, including as to matters with respect to the interpretation of, and implementation of rules under, the Plan, to the most senior officer of the Company having principal oversight for human resources matters (currently, the Chief Administrative Officer).

4.	ELIGIBILITY

Officers and key employees of the Company shall be eligible to participate in the Plan as determined at the sole discretion of the Committee.

5.	AMOUNT OF AWARDS

With respect to each Participant, the Committee will establish one or more Performance Periods, an individual Participant incentive target for each Performance Period and the Performance Goal(s) to be met during such Performance Period(s). With respect to Participants who are or may become subject to Code Section 162(m), in order to qualify as performance-based compensation, the establishment of the Performance Period(s), the applicable Performance Goals and the targets must occur in compliance with and to the extent required by the rules and regulations of Code Section 162(m).

The maximum amount of any Award that can be paid under the Plan to any Participant during any Performance Period is $10,000,000. The Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to any Performance Period. In addition, with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m), the Committee reserves the right, in its sole discretion, to increase the amount of an Award otherwise payable to a Participant with respect to any Performance Period.

6.	PAYMENT OF AWARDS

(a) Unless otherwise determined by the Committee, a Participant must be actively employed (or on a qualified leave of absence) and in good standing with the Company on the date the Award is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability, an unqualified leave of absence or under other circumstances, as determined by the Committee in its sole discretion.

(b) Any distribution made under the Plan shall be made in cash and occur within a reasonable period of time after the end of the Performance Period in which the Participant has earned the Award but may occur prior to the end of the Performance Period with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m); provided that no Award shall become payable to a Participant who is subject to the limitations of Code Section 162(m) with respect to any Performance Period until the Committee has certified in writing that the terms and conditions underlying the payment of such Award have been satisfied. Notwithstanding the foregoing, in order to comply with the short-term deferral exception under Code Section 409A, if the Committee waives the requirement that a Participant must be employed on the date the Award is to be paid, payout shall occur no later than the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such requirement is waived or (ii) the end of the calendar year in which such requirement is waived.

7.	GENERAL

(a) TAX WITHHOLDING.  The Company shall have the right to deduct from all Awards any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments.

(b) CLAIM TO AWARDS AND EMPLOYMENT RIGHTS.  Nothing in the Plan shall confer on any Participant the right to continued employment with the Company, or affect in any way the right of the Company to terminate the Participant’s employment at any time, and for any reason, or change the Participant’s responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

(c) BENEFICIARIES.  To the extent the Committee permits beneficiary designations, any payment of Awards under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative.

(d) NONTRANSFERABILITY.  A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be sold, assigned, pledged, transferred or otherwise alienated or hypothecated except, in the event of a Participant’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

(e) INDEMNIFICATION.  Each person who is or shall have been a member of the Committee and each employee of the Company who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided such loss, cost, liability or expense is not attributable to such person’s willful misconduct. Any person seeking indemnification under this provision shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend such claim on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled, including under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or any power that the Company may have to indemnify them or hold them harmless.

(f) EXPENSES.  The expenses of administering the Plan shall be borne by the Company.

(g) TITLES AND HEADINGS.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(h) GOVERNING LAW.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Illinois (without regard to the principles of conflicts of laws thereof) and applicable federal law. No Award made under the Plan shall be intended to be deferred compensation under Code Section 409A and will be interpreted accordingly.

(i) AMENDMENTS AND TERMINATION.  The Committee may terminate the Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s shareholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

APPENDIX B

ORBITZ WORLDWIDE, INC.
2007 EQUITY AND INCENTIVE PLAN

1.	Purpose; Types of Awards; Construction.

The purposes of the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the “Plan”) are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Orbitz Worldwide, Inc. (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Program” means the program described in Section 6(c) hereof.

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document, in each case as approved by the Committee, evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means, following the Effective Date and excluding the separation transaction pursuant to which the Company becomes a separate public corporation for the first time, a change in control of the Company, which will have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g) “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

(h) “Company” means Orbitz Worldwide, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j) “Effective Date” means the effective date of the IPO.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(l) “Fair Market Value” means the fair market value determined in such manner as the Committee, in its sole discretion, may deem equitable or as required by applicable law, rule or regulation. Unless the Committee otherwise determines, with respect to an Award granted under the Plan, “Fair Market Value” means (i) the mean between the highest and lowest reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded on the date of grant of such Award, or if the date of grant is not a trading day, then the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the date of grant of such Award, or if the date of grant is not a trading day, then the last preceding date on which there was a sale of such Stock on such over-the-counter market.

(m) “Grantee” means a person who, as a non-employee director, officer or other employee, advisor or consultant of the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(n) “IPO” means the initial pubic offering of the Company’s Stock.

(o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Long Range Incentive Program” means the program described in Section 6(b) hereof.

(q) “Non-Employee Director” means any director of the Company who is not also employed by the Companyor any of its Subsidiaries.

(r) “NQSO” means any Option that is not designated as an ISO.

(s) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(t) “Other Cash-Based Award” means cash awarded under the Annual Incentive Program or the Long Range Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(u) “Other Stock-Based Award” means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Range Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(x) “Plan” means this Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

(y) “Plan Year” means a calendar year.

(z) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” or “RSU” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(dd) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(ee) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Administration.

The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the “Committee” shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the “Committee” shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to amend the terms and conditions of outstanding Awards, including, but not limited to extending the exercise period of such Awards and accelerating the vesting schedule of such Awards; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, a one-time only stock option exchange program, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price, or other equity benefit as may be approved by the Committee, provided that such one-time only stock option exchange program is implemented within twelve months of the date of such stockholder approval.†

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

      † Reflects the proposed amendment to authorize a one-time stock option exchange program.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for issuance under the Plan shall be 15,100,000, subject to adjustment as provided herein. No more than (i) 5,000,000 shares of Stock may be made subject to NQSOs or SARs to a single individual in a single Plan Year, (ii) 2,500,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, and (iii) 1,000,000 shares of Stock may be issued pursuant to the exercise of ISO’s, in each case, subject to adjustment as provided herein.* Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) annual award limitations set forth in Section 5; and (v) the Performance Goals applicable to outstanding Awards.

6.	Specific Terms of Awards.

(a) General.  The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the

      *  Reflects the proposed amendment to increase the number of shares of Stock subject to Awards that may be granted to a single individual in a single Plan Year from 1,000,000 shares to 5,000,000 shares for the grant of NQSOs or SARs and from 1,000,000 shares to 2,500,000 shares for the grant of Restricted Stock and Restricted Stock Units or Other Stock-Based Awards.

rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Long Range Incentive Program.  Under the Long Range Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Long Range Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(a) Type of Award.   The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(b) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, subject to Section 6(b)(v), in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(c) Term and Exercisability of Options.  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(d) Termination of Employment.  An Option may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

(e) Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs.  The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(a) In General.  Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may made in cash, Stock, or property as specified in the Award or determined by the Committee.

 (b) Right Conferred.  A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(c) Term and Exercisability of SARs.  The date on which the Committee adopts a resolution expressly granting a SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. A SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(d) Termination of Employment.  A SAR may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(e) Other Provisions.  SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

(iii) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(a) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(b) Forfeiture.  Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(c) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(d) Dividends.   Stock distributed in connection with a stock split or stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, and shall be settled as the same time as the Restricted Stock to which it relates.

(iv) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(a) Award and Restrictions.  Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals. The Committee may award dividend equivalents relating to Restricted Stock Units on terms and conditions as it determines.

(b) Forfeiture.   Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v) Other Stock- or Cash-Based Awards.  The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Performance periods under this Section 6(b)(v) may overlap. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(b)(v) in respect of any Plan Year is $10,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(c) Annual Incentive Program.   The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any Plan Year is $10,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals relating to Awards hereunder have been attained. The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code.

7.	Change in Control Provisions.

In the event of a Change in Control and subject to any applicable Award Agreement, the Committee shall have the authority, in its sole discretion, to:

(a) accelerate the vesting, payment or right to exercise of any Award effective immediately upon the occurrence of a Change in Control; and

(b) cause the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Award granted under the Plan to lapse and deem such Awards fully vested, and deem any performance conditions imposed with respect to Awards to be fully achieved.

8.	General Provisions.

(a) Nontransferability.   Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee’s employment, or director or independent contractor relationship.

(c) Taxes.  The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall be effective upon the IPO, provided that the Plan has been previously approved by Travelport Limited, the Company’s sole stockholder.

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) Deferrals.  The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan.

(g) No Rights to Awards; No Stockholder Rights.  No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(l) Tax Laws.  Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Code Section 409A.

0 PROXY ORBITZ WORLDWIDE, INC. This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on June 2, 2009. The undersigned hereby makes, constitutes and appoints Jeff Clarke, Barney Harford, James P. Shaughnessy, and each of them, proxies for the undersigned, with the powers the undersigned would possess if personally present and full power of substitution, to vote all shares of the common stock of Orbitz Worldwide, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “2009 Annual Meeting”) of the Company, to be held on Tuesday, June 2, 2009, at 10:00 a.m., Central time, at The Palmer House Hilton, 17 East Monroe Street, Chicago, Illinois, or any adjournment or postponement thereof. The undersigned also acknowledges receipt of the Letter to Shareholders and the Annual Report on Form 10-K, the Notice of the 2009 Annual Meeting and the proxy statement. The undersigned hereby revokes any other proxy executed previously for the 2009 Annual Meeting. This Proxy, when properly executed, will be voted in the manner the undersigned directs on the reverse side of this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the proposals listed on the reverse side of this card. Therefore, to direct a vote FOR each of the proposals, you need not mark any box. Simply sign, date and return this Proxy. Each share of common stock of the Company has one vote. If this Proxy is not returned, then the shares of the common stock of the Company that you own will not be voted. Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF SHAREHOLDERS OF ORBITZ WORLDWIDE, INC. June 2, 2009 Please sign, date and return your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20233033030000000000 2 060209 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: FOR AGAINST ABSTAIN To Serve as Class II Directors with Terms Expiring at the 2012 Annual 2. To approve the amendment and restatement of the Orbitz Meeting Worldwide, Inc. Performance-Based Annual Incentive Plan. NOMINEES: FOR ALL NOMINEES O William J.G. Griffith, IV 3. To approve an amendment to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the ''Equity and Incentive Plan’’) for O Barney Harford purposes of complying with Section 162(m) of the Internal WITHHOLD AUTHORITY Revenue Code. FOR ALL NOMINEES 4. To approve an amendment to the Equity and Incentive Plan to FOR ALL EXCEPT authorize a stock option exchange program. (See instructions below) 5.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2009. 6.In their discretion, to transact such other business as may properly come before the 2009 Annual Meeting, or any adjournment or postponement thereof. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of ShareholderDate: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.